                                                                    Exhibit 10.1


================================================================================



                         AGREEMENT AND PLAN OF MERGER

                                     among

                         IRWIN NATURALS /4HEALTH, INC.

                        HEALTH & VITAMIN EXPRESS, INC.

                                 DAVID MANDEL

                               JEFFREY D. SEGAL

                                      and

                               GORDON D. BARKER

                               February 15, 1999

================================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I

                                    MERGER

                                                ARTICLE I THE MERGER............................................-3-
         SECTION 1.01.              The Merger..................................................................-3-
         SECTION 1.02.              Closing; Closing Date; Effective Time.......................................-3-
         SECTION 1.03.              Effect of the Merger........................................................-3-
         SECTION 1.04.              Articles of Incorporation; Bylaws...........................................-4-
         SECTION 1.05.              Directors and Officers......................................................-4-

                                ARTICLE II CONVERSION OF SECURITIES; CONSIDERATION;
REPURCHASE OPTION...............................................................................................-4-
         SECTION 2.01.              Merger Consideration; Conversion and
                    Cancellation of Securities..................................................................-4-
         SECTION 2.02.              Merger Consideration........................................................-5-
         SECTION 2.03.              Right of Repurchase.........................................................-6-
         SECTION 2.04.              Exchange and Surrender of Certificates......................................-7-

                          ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS
         SECTION 3.01.              Organization and Qualification; Subsidiaries................................-8-
         SECTION 3.02.              Articles of Incorporation and Bylaws........................................-8-
         SECTION 3.03.              Capitalization..............................................................-9-
         SECTION 3.04.              Authority..................................................................-10-
         SECTION 3.05.              No Conflict; Required Filings and Consents.................................-10-
         SECTION 3.06.              Permits; Compliance........................................................-11-
         SECTION 3.07.              Financial Statements; Financial Results....................................-11-
         SECTION 3.08.              Absence of Certain Changes or Events.......................................-12-
         SECTION 3.09.              Absence of Litigation......................................................-13-
         SECTION 3.10.              Employee Benefit Plans; Labor Matters......................................-13-
         SECTION 3.11.              Taxes......................................................................-14-
         SECTION 3.12.              Tax and Accounting Matters.................................................-18-
         SECTION 3.13.              Certain Business Practices.................................................-19-
         SECTION 3.14.              Environmental Matters......................................................-19-
         SECTION 3.15.              Vote Required..............................................................-22-
         SECTION 3.16.              Brokers....................................................................-22-
         SECTION 3.17.              Insurance..................................................................-22-
         SECTION 3.18.              Properties.................................................................-22-
         SECTION 3.19.              Certain Contracts and Restrictions.........................................-22-

                                       i

         SECTION 3.20.              Futures Trading and Fixed Price Exposure...................................-23-
         SECTION 3.21.              Information Supplied.......................................................-23-
         SECTION 3.22.              Securities Laws Representations............................................-23-
         SECTION 3.23.              Intellectual Property......................................................-24-

                                 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF IN...............................-25-
         SECTION 4.01.              Organization and Qualifications; Subsidiaries..............................-25-
         SECTION 4.02.              Articles of Incorporation and Bylaws.......................................-26-
         SECTION 4.03.              Capitalization.............................................................-26-
         SECTION 4.04.              Authority..................................................................-26-
         SECTION 4.05.              No Conflict: Required Filings and Consents.................................-27-
         SECTION 4.06.              Permits; Compliance........................................................-27-
         SECTION 4.07.              Financial Statements.......................................................-27-
         SECTION 4.08.              Absence of Certain Changes or Events.......................................-28-
         SECTION 4.09.              Absence of Litigation......................................................-29-
         SECTION 4.10.              Taxes......................................................................-29-
         SECTION 4.11.              Tax Matters................................................................-30-
         SECTION 4.12.              NSM Listing................................................................-31-
         SECTION 4.13.              Certain Business Practices.................................................-31-
         SECTION 4.14.              Environmental Matters......................................................-31-
         SECTION 4.15.              Brokers....................................................................-32-
         SECTION 4.16.              Properties.................................................................-32-
         SECTION 4.17.              Certain Contracts and Restrictions.........................................-32-
         SECTION 4.18.              Information Supplied.......................................................-33-
         SECTION 4.19.              Exempt Transaction.........................................................-33-
         SECTION 4.20.              No Violation of Securities Laws............................................-33-
         SECTION 4.21.              No Investigation...........................................................-33-
         SECTION 4.22.              No Convictions.............................................................-33-
         SECTION 4.23.              No Restraint...............................................................-33-

                                               ARTICLE V COVENANTS.............................................-34-
         SECTION 5.01.              Affirmative Covenants of HVE ..............................................-34-
         SECTION 5.02.              Negative Covenants of HVE .................................................-34-
         SECTION 5.03.              Covenants and Consent of the Selling Shareholders..........................-38-
         SECTION 5.04.              Affirmative Covenants of IN................................................-38-
         SECTION 5.05.              Access and Information.....................................................-39-

                                         ARTICLE VI ADDITIONAL AGREEMENTS......................................-40-

         SECTION 6.01.              Stockholder Approval.......................................................-40-
         SECTION 6.02.              Registration Statement; Information........................................-40-
         SECTION 6.03.              Appropriate Action; Consents; Filings; Indemnification.....................-42-
         SECTION 6.04.              Tax and Accounting Treatment...............................................-44-
         SECTION 6.05.              Public Announcements.......................................................-44-
         SECTION 6.06.              No Interference............................................................-40-
         SECTION 6.07.              Form D Filing..............................................................-41-

                                          ARTICLE VII CLOSING CONDITIONS.......................................-44-
         SECTION 7.01.              Conditions to Obligations of Each Party Under
                                        This Agreement.........................................................-44-
         SECTION 7.02.              Additional Conditions to Obligations of IN.................................-45-
         SECTION 7.03.              Additional Conditions to Obligations of Sellers............................-46-

                                  ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...............................-47-
         SECTION 8.01.              Termination................................................................-47-
         SECTION 8.02.              Effect of Termination......................................................-48-
         SECTION 8.03.              Amendment..................................................................-48-
         SECTION 8.04.              Waiver.....................................................................-49-
         SECTION 8.05.              Fees, Expenses and Other Payments..........................................-49-
                                            ARTICLE IX INDEMNIFICATION.........................................-50-

         SECTION 9.02.              Indemnification of IN......................................................-50-
         SECTION 9.04.              Notice to Indemnifying Party...............................................-51-
         SECTION 9.05.              Compromise of Claims.......................................................-52-
         SECTION 9.06.              Right of Set-Off...........................................................-53-

                                                     ARTICLE X
GENERAL PROVISIONS.............................................................................................-53-

         SECTION 10.01.  Notices...............................................................................-53-
         SECTION 10.02.  Certain Definitions...................................................................-54-
         SECTION 10.03.  Headings..............................................................................-55-
         SECTION 10.04.  Severability..........................................................................-55-
         SECTION 10.05.  Entire Agreement......................................................................-55-
         SECTION 10.06.  Assignment............................................................................-55-
         SECTION 10.07.  Parties in Interest...................................................................-55-
         SECTION 10.08.  Failure or Indulgence Not Waiver; Remedies Cumulative.................................-55-
         SECTION 10.09.  Governing Law.........................................................................-55-
         SECTION 10.10.  Counterparts..........................................................................-56-

                                                     SCHEDULES

Schedule 1.05                       Directors and Officers of Surviving
                                      Corporation
Schedule 2.02(a)                    Allocation of Consideration

Sellers Disclosure Schedule

Schedule 3.03(a)                    Reservation of HVE Common Stock
Schedule 3.03(b)                    Options, Warrants, etc.
Schedule 3.03(b)(iii)               Investments
Schedule 3.03(b)(iv)                Revenue Sharing Agreements
Schedule 3.03(c)                    Outstanding Stock Awards
Schedule 3.05                       Conflicts
Schedule 3.06                       Notifications from Governmental Entities
Schedule 3.07                       Contingent Liabilities
Schedule 3.08                       Certain Changes
Schedule 3.09                       Litigation
Schedule 3.10(d)                    Severance Agreements
Schedule 3.11(a)                    Tax Exceptions
Schedule 3.11(b)                    Tax Proceedings
Schedule 3.11(c)                    Tax Elections and Consents, etc.
Schedule 3.14                       Environmental Matters
Schedule 3.16                       Brokers
Schedule 3.17                       Insurance
Schedule 3.18                       Properties
Schedule 3.19                       Material Contracts
Schedule 3.23                       Intellectual Property

IN Disclosure Schedule

Schedule 4.01                       Subsidiaries
Schedule 4.03(a)                    Reservation of IN Common Stock
Schedule 4.03(b)(i)                 Options, Warrants and Rights
Schedule 4.03(b)(ii)                Repurchase and Redemption Obligations, etc.
Schedule 4.03(b)(iii)               Investments
Schedule 4.03(b)(iv)                Revenue Sharing Agreements
Schedule 4.03(b)(v)                 Voting Trusts, Proxies
Schedule 4.03(c)                    Outstanding Stock Awards

Covenants

Schedule 5.02(a)                    Employee Matters

Schedule 5.02(b)                    Distributions
Schedule 5.02(f)                    Asset Dispositions
Schedule 5.02(k)                    Obligations
Schedule 5.02(p)                    Affiliate Transactions
Schedule 5.02(q)                    Commitments

Exhibits

Exhibit A                           Agreement of Merger
Exhibit B                           Stock Legend
Exhibit C                           Mandel Employment Agreement

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, effective as of February 15, 1999 (this "Agreement"), by and among Irwin Naturals/4Health, Inc., a Utah corporation (together with HZ (as defined below), "IN"), Health & Vitamin Express, Inc., a California corporation ("HVE") and Mr. David Mandel ("Mandel"), Mr. Jeffrey D. Segal ("Segal") and Mr. Gordon D. Barker ("Barker", and together with Mandel and Segal, the "Selling Shareholders"; the Selling Shareholders and HVE are hereinafter collectively referred to as the "Sellers").

                                    RECITALS

(c) HVE, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of California ("California Law"), will merge (the "Merger"), with and into HealthZone.com, a California corporation and wholly-owned subsidiary of IN ("HZ") and pursuant thereto, the shares (the "HVE Shares") of common stock, no par value per share of HVE ("HVE Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined herein) of the Merger, not owned directly or indirectly by IN or HVE, will be converted at the Effective Time into the right to receive the Merger Consideration (as defined below).

(c) For federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986 as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1.   The Merger.  Upon the terms and subject to the conditions
                    ----------
set forth in this Agreement, and in accordance with California Law, at the Effective Time, HVE shall be merged with and into HZ(each a "Constituent Corporation"). As a result of the Merger, the separate corporate existence of HVE shall cease and HZ shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Certain terms used in this Agreement are defined in Section 10.02 hereof.

     SECTION 1.2.   Closing; Closing Date; Effective Time.  Unless this
                    -------------------------------------
Agreement shall have been terminated pursuant to Section 8.01, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of IN at 10549 West Jefferson Boulevard, Culver City, CA 90232 as soon as practicable (but in any event within five business days) after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, or at such other date, time and place as HVE and IN may agree. The date on which the Closing takes place is referred to herein as the "Closing Date". As promptly as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by executing and filing Agreement of Merger, in substantially the form of Exhibit A attached hereto, with the Secretary of State of the State of California (the date and time of such filing, or such later date or time agreed upon by HVE and IN and set forth therein, being the "Effective Time"). For all tax purposes, the Closing shall be effective at the end of the day on the Closing Date.

     SECTION 1.3.   Effect of the Merger.  At the Effective Time, to the full
                    --------------------
extent provided under California Law, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and any and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as stock subscriptions and all other things in action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     SECTION 1.4.   Articles of Incorporation; Bylaws.  At the Effective Time,
                    ---------------------------------
the articles of incorporation of HZ shall be the articles of incorporation of the Surviving Corporation and thereafter shall continue to be its articles of incorporation until amended as provided therein and pursuant to California Law. The bylaws of HZ shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and in the articles of incorporation and pursuant to California Law.

     SECTION 1.5.   Directors and Officers.  Immediately after the Effective
                    ----------------------
Time, the officers and directors of the Surviving Corporation shall be the individuals identified as such in Schedule 1.05, each of such directors and officers to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, in each case until his successor is duly elected or appointed and qualified.

                                   ARTICLE II

           CONVERSION OF SECURITIES; CONSIDERATION; REPURCHASE OPTION

     SECTION 1.6.   Merger Consideration; Conversion and Cancellation of
                    ----------------------------------------------------
Securities.  At the Effective Time, by virtue of the Merger and without any
----------
action on the part of HVE, HZ or their respective stockholders:

          (1) Subject to the other provisions of this Article II, each share of HVE Common Stock issued and outstanding immediately prior to the Effective Time (excluding any HVE Common Stock described in Section 2.01(c) of this Agreement) shall be converted into the right to receive the Merger Consideration

          (2) Notwithstanding any provision of this Agreement to the contrary, each share of HVE Common Stock held in the treasury of HVE, and each share of HVE Common Stock owned by IN or any direct or indirect wholly owned subsidiary of IN immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (3) All shares of HVE Common Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate previously evidencing HVE Common Stock, immediately prior to the Effective Time (other than HVE Common Stock described in Section 2.01(b) of this Agreement) (the "Converted Shares" or "Converted Share Certificates," as the case may be) shall thereafter represent the right to receive, subject to Section 2.02(d) of this Agreement, (the Merger Consideration). The holders of Converted Share Certificates shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law.

          (4) All shares of IN Common Stock issued to holders of HVE Common Stock in the Merger shall be issued in a transaction intended to qualify for the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder ("Regulation D") and shall be deemed "restricted securities" as defined in Rule 144 promulgated under the Securities Act.

     SECTION 1.7.   Merger Consideration.
                    --------------------

          (1) In consideration for the HVE Shares:

          (1) at the Closing, IN shall issue to the Selling Shareholders an aggregate of 363,636 shares (the "Initial HVE Shares") of IN Common Stock, to be allocated among the Selling Shareholders as set forth in Schedule 2.02 (a) hereto;

          (2) for each $1,000,000.00 of Net Revenues (as defined below) from

Internet sales received by the Internet Division (as defined below) during any period of twelve consecutive months during the first forty-two consecutive months after the Closing Date, IN shall issue to the Selling Shareholders 90,909 shares (the "Revenues Earn-Out Shares"), of IN Common Stock up to a maximum aggregate amount of 272,727 shares of IN Common Stock, such shares to be allocated among the Selling Shareholders as set forth on Schedule 2.02(a) hereto; as used herein, the "Internet Division" shall mean the division of IN making sales of products out of IN or Internet Division inventory on-line or in e-commerce, and "Net Revenues" shall mean the gross revenues (including, without limitation, advertising revenues) of the Internet Division less returns; and

          (3) if the Division Pre-Tax Profits (as defined below) for any calendar year after the Closing Date during the first seven (7) years after the Closing Date shall equal or exceed $2,000,000.00, IN shall, once and only once, issue to the Selling Shareholders an aggregate of 90,909 shares (the "Profits Earn-Out Shares") of IN Common Stock, to be allocated among the Selling Shareholders as set forth on Schedule 2.02(a) hereto; as used herein, "Division Pre-Tax Profits" shall mean the net income of the Internet Division, including only those expenses properly attributable to the activities of the Internet Division, as computed without deduction for any federal, state or other income taxes, as determined by IN's accountants in accordance with GAAP (as defined below).

     The Initial HVE Shares, the Revenues Earn-Out Shares and the Profits Earn-Out Shares are collectively referred to herein as the "Merger Consideration".

          (2) Notwithstanding the provisions of subsection (a) of Section 2.02, if IN does not invest or contribute to the Internet Division at least (A) $4,000,000.00 during the eighteen month period following the Closing Date and
(B) $10,000,000.00 (inclusive of the $4,000,000.00 provided in clause (A) above) during the thirty six month period following the Closing Date (each, a "Funding Failure"), then the Selling Shareholders shall automatically be entitled to receive at the time of such Funding Failure the maximum allowable number of Revenues Earn-Out Shares and the Profits Earn-Out Shares without regard to the revenue or profits of the Internet Division.

          (3) Any revenue and income of IN attributable to on-line or e-commerce sales generated as a result of the purchase by IN of any mail direct to consumer catalog order wholesale vitamin or health related companies after the Closing and the conversion of telephone orders from such companies to on-line or e-commerce orders, shall be included in the calculation of Net Revenues and Division Pre-Tax Profits, respectively.

          (4) In the event that IN acquires any company with on-line and e-commerce sales, IN shall provide the Internet Division with access to the customer database of such company.

          (5) In the event that a third-party (i) acquires all or substantially all of the assets of IN or (ii) acquires more than 50% of the issued and outstanding capital stock of IN, or that IN is merged or consolidated with a third-party and the holders of IN Common Stock immediately prior to such merger or consolidation do not own more than 50% of the capital stock of the surviving corporation of such merger or consolidation, then the Selling Shareholders shall automatically be entitled to receive the maximum allowable number of Revenues Earn-Out Shares and Profits Earn-Out Shares without regard to the revenues or profits of the Internet Division.


     SECTION 1.8.   Right of Repurchase.
                    -------------------

          (1) Subject to subsections (b), (c), (d), (e) and (f) of this Section 2.03, IN shall have the right (the "Repurchase Option"), in its sole discretion, to repurchase from the Selling Shareholders pro-rata all or any portion, up to 65%, of the Merger Consideration that has been issued to the Selling Shareholders, for a period of one (1) year following the date of issuance (the "Repurchase Period"), at a purchase price of $13.75 per share (the "Repurchase Price"); provided, however, that for the purpose of determining the termination
         --------  -------
of the Repurchase Period with respect to the Initial HVE Shares, the Initial HVE Shares shall be deemed to have been issued contemporaneously with the issuance of an equivalent number of Revenues Earn-Out Shares and the Profits Earn-Out
Shares.   For example, if the first 90,909 Revenues Earn-Out Shares are issued to the Selling Shareholders on August 1, 2000 and the second 90,909 Revenues Earn-Out Shares are issued to the Selling Shareholders on November 15, 2001 and no Profits Earn-Out Shares have been issued prior to November 15, 2001, then the Repurchase Period for the first 90,909 Initial HVE Shares will terminate on July 31, 2001 and the Repurchase Period for the second 90,909 Initial HVE Shares will terminate on November 14, 2002. In all cases, the Repurchase Period with respect to the Initial HVE Shares shall begin on the Closing Date. As used in this Agreement, pro-rata with respect to the Selling Shareholders shall mean in proportion to their respective percentage allocations of the Merger Consideration as set forth in Schedule 2.02(a). In the event that no Profits Earn-Out Shares and/or no Revenues Earn-Out Shares are issued pursuant to this Agreement, the Repurchase Period with respect to Mandel's portion of the Initial HVE Shares shall expire thirty-six months following the Closing Date.

          (2) Notwithstanding the provisions of subsection (a) of this Section
2.03 and subject to the provisions of subsection (c) of this Section 2.03, (i) if IN exercisers the Repurchase Option during the first twelve months following the Closing Date, the Repurchase Option shall be applied pro-rata among the Selling Shareholders and (ii) at any time that IN shall exercise the Repurchase Option after twelve months from the Closing Date, the Repurchase Option shall be exercisable as to Mandel only with respect up to a maximum of 73% of his Merger Consideration.

          (3) Notwithstanding the provisions of subsection (a) of this Section 2.03, the maximum number of Initial HVE Shares subject to the Repurchase Option shall be 213,636 shares and the other 150,000 Initial HVE Shares shall not be subject to the Repurchase Option and such 150,000 Initial HVE Shares which are not subject to the Repurchase Option shall be allocated among the Selling Shareholders in the same proportions as are set forth in Schedule 2.02(a).

          (4) Notwithstanding the provisions of subsection (a) of this Section 2.03, the Repurchase Period with respect to the Initial HVE Shares, the Revenues Earn-Out Shares and the Profits Earn-Out-Shares allocated to Segal or Barker shall, in all cases, expire one year from the Closing Date notwithstanding the fact that some or all of the Revenues Earn-Out Shares or the Profits Earn-Out Shares may not have been issued by such date.

          (5) If on date that IN shall exercise the Repurchase Option, the closing bid price of IN Common Stock on a national securities exchange or the NASDAQ National Market System (the "Market Price") shall be greater than $20.00 per share, then IN shall pay to the Selling Shareholders pro-rata an amount (the "Market Profit") equal to fifty percent (50%) of the product of (x) the difference of the Market Price less $20.00 multiplied by (y) the number of shares repurchased by IN pursuant to the Repurchase Option.

          (6) Notwithstanding the provisions of subsection (a) of this Section 2.03, in the event that the Selling Shareholders receive their Revenues Earn-Out Shares and Profits Earn-Out Shares because of a Funding Failure and the Net Revenues and Division Pre-Tax Profits thresholds set forth in clauses (ii) and
(iii) of Section 2.02 have not been met, then the Repurchase Price with respect to such shares and the equivalent amount of Initial HVE Shares shall be reduced from $13.75 per share to $9.63 per share.

          (7) At any time that IN shall be entitled to exercise the Repurchase Option, it may do so by sending a written notice (the "Repurchase Notice") to each Selling Shareholder setting forth (i) the number of shares with respect to which IN is exercising the Repurchase Option, (ii) the purchase price therefor,
(iii) the closing date on which the Selling Shareholders shall deliver share certificates evidencing the indicated number of shares together with stock powers duly executed in blank and IN shall deliver the purchase price and (iv) if applicable, the amount of Market Profit payable by IN to such Selling Shareholder at the closing of the repurchase. The closing date for any exercise of the Repurchase Option shall be no more than five business days and no less than three business days after IN shall have sent the Repurchase Notice to the Selling Shareholders; provided that notwithstanding anything to the contrary
                      --------
contained herein, in no event shall IN be entitled to designate a closing date for the exercise of the Repurchase Option with respect to any Merger Consideration that is after the expiration of the related Repurchase Period.


     SECTION 1.9.   Exchange and Surrender of Certificates.
                    ---------------------------------------

          (1) At the Closing, IN shall deliver to each registered holder of a Converted Share Certificate against delivery by such holder of all of his Converted Share Certificates representing issued and outstanding shares of HVE Common Stock a certificate representing that number of whole shares of IN Common Stock which such holder has the right to receive in exchange for the Converted Share Certificates surrendered pursuant to the provisions of this Article II (after taking into account all Converted Shares then held by such holder), and the

Converted Share Certificates so surrendered shall forthwith be canceled.
The certificate representing the IN Common Stock shall bear a restrictive legend in the form set forth in Exhibit B. Until surrendered as contemplated by this
Section 2.04, each Converted Share Certificate shall be deemed at any time after the Effective Time to represent only the IN Common Stock into which the Converted Shares represented by such Converted Share Certificate have been converted as provided in this Article II.

          (2) After the Effective Time, there shall be no further registration of transfers of HVE Common Stock. If, after the Effective Time, certificates representing shares of HVE Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for in this Agreement in accordance with the procedures set forth herein.

          (3) Any portion of the Merger Consideration that remains unclaimed by the holders of shares of HVE Common Stock, one year after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his shares of HVE Common Stock in accordance with this
Section 2.04 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of his shares of HVE Common Stock. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Converted Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (4) No dividends, interest or other distributions with respect to shares of IN Common Stock shall be paid to the holder of any unsurrendered Converted Share Certificates unless and until such Converted Share Certificates are surrendered as provided in this Section 2.04. Upon such surrender, IN shall pay, without interest, all dividends and other distributions payable in respect of such shares of IN Common Stock on a date subsequent to, and in respect of a record date after, the Effective Time.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each of the Sellers (other than Barker, whose representations hereunder are limited to the last sentence of Section 3.03(a)), individually with respect to the representations with respect to the Selling Shareholders set forth in Sections 3.03(c), 3.04, 3.05 and 3.22, and jointly and severally with respect to all other representations, hereby represent and warrant to IN that:

     SECTION 1.10.  Organization and Qualification.  HVE has no subsidiaries.
                    ------------------------------
HVE is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have an HVE Material Adverse Effect. The term "HVE Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations or current or future business of HVE.

     SECTION 1.11.  Articles of Incorporation and Bylaws.  HVE has heretofore
                    ------------------------------------
furnished to IN complete and correct copies of the articles of incorporation and the bylaws or the equivalent organizational documents as presently in effect of HVE. HVE is not in violation of any of the provisions of its articles or any material provision of its bylaws (or equivalent organizational documents).

     SECTION 1.12.  Capitalization.
                    --------------

          (1) The authorized capital stock of HVE consists of 100,000,000 shares of HVE Common Stock, of which 10,250,000 shares are issued and outstanding and 10,000,000 shares of preferred stock, no par value, none of which are issued and outstanding. No shares of capital stock of HVE are reserved for any purpose. Each of the outstanding shares of capital stock of, or other equity interests in, HVE is duly authorized, validly issued, and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights created by statute, the charter or bylaws (or the equivalent organizational documents) of HVE or any agreement to which HVE or any Selling Shareholder is a party or bound, and such outstanding shares or other equity interests owned by HVE or any Selling Shareholder are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on HVE's or any Selling Shareholder's voting rights, charges or other encumbrances of any nature whatsoever.

          (2) Except as disclosed in Schedule 3.03(b), there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which HVE or any Selling Shareholder is a party relating to the issued or unissued capital stock of HVE or any of its subsidiaries or obligating HVE or any Selling Shareholder to grant, issue or sell any shares of the capital stock of HVE, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of HVE or any Selling Shareholder to repurchase, redeem or otherwise acquire any shares of HVE Common Stock or other capital stock of HVE; or provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, or any other person. No 5 percent or more owned affiliate of any of the Selling Shareholders has been involved in any business arrangement
with HVE within the past 12 months.   Except as set forth in Schedule
3.03(b)(iv) to the HVE Disclosure Schedule, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of HVE. Except as contemplated hereby, there are no voting trusts, proxies or other agreements or understandings to which HVE or any Selling Shareholder is a party or by which HVE or any Selling Shareholder is or will be bound with respect to the voting of any shares of capital stock of HVE.

          (3) Each Selling Shareholder is the record and beneficial owner of the number of shares of HVE Common Stock set forth opposite such Selling Shareholder's name below, and each Selling Shareholder has full power and legal right to sell, assign, transfer and deliver such shares to IN in accordance with the terms of this Agreement and all such shares, together, constitute all of the issued and outstanding shares of voting capital stock of HVE:


Name             Number of Shares
----             ----------------

David Mandel            7,500,000
Jeffrey Segal           2,500,000
Gordon Barker             250,000


     SECTION 1.13.  Authority.  HVE and each Selling Shareholder have all
                    ---------
requisite corporate power and authority and legal capacity, respectively, to execute and deliver this Agreement, to perform its and their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by HVE and the consummation by HVE of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of HVE are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Seller, and, assuming the due authorization, execution and delivery thereof by IN constitutes the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 1.14.  No Conflict; Required Filings.
                    -----------------------------

          (1) The execution and delivery of this Agreement by the Sellers does not, and the consummation of the transactions contemplated hereby in accordance with its terms will not conflict with or violate the articles of incorporation or bylaws, or the equivalent organizational documents, in each case as amended or restated, of HVE, or conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to HVE or any Selling Shareholder or by or to which any of their respective properties is bound or subject or except as described in Schedule 3.05 to the HVE Disclosure Schedule.

          (2) The execution and delivery of this Agreement by Sellers does not, and consummation of the transactions contemplated hereby will not, require any Seller to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except for filing appropriate merger documents as required by California Law; and where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, materially interfere with HVE's performance of its obligations under this Agreement and would not have an HVE Material Adverse Effect.

     SECTION 1.15.  Permits; Compliance.  Each of HVE and, to each Seller's
                    -------------------
knowledge, each third party operator of any of HVE's properties, is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "HVE Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of any Seller, threatened regarding suspension or cancellation of any of the HVE Permits, except where the failure to possess, or the suspension or cancellation of, such HVE Permits would not have an HVE Material Adverse Effect. HVE is not in conflict with, or in default or violation of any Law applicable to HVE or by or to which any of its properties is bound or subject, including, without limitation, the provisions of the Dietary Supplemental Health Education Act of 1994, all consumer product safety Laws, all product labeling Laws and all truth in advertising Laws, or any of the HVE Permits, except for any such conflicts, defaults or violations that would not have a HVE Material Adverse Effect. HVE has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except as set forth in Schedule 3.06 of the HVE Disclosure Schedule and except for written notices relating to possible conflicts, defaults or violations that would not have an HVE Material Adverse Effect.

     SECTION 1.16. Financial Statements; Financial Results. (a) HVE's audited financial statements (including the related notes thereto) for the fiscal years ended December 31, 1996, and December 31, 1997 and unaudited financial statements for the fiscal year ended December 31, 1998 (the "HVE Financial Statements") to be furnished to IN pursuant to Section 5.01(d) will (i) (x) in the case of the audited Financial Statements, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved ("GAAP") (except (A) to the extent required by changes in generally accepted accounting principles and (B) as may be indicated in the notes thereto) and (y) in the case of the unaudited Financial Statements, in conformity with past practice consistently applied and (ii) fairly present the financial position of HVE as of the respective dates thereof and the result of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that any pro forma financial information contained in such financial statements will not necessarily be indicative of the financial position of HVE as of the respective dates thereof and the results of operations and cash flows for the periods indicated. Except as set forth in Schedule 3.07 of the HVE Disclosure Schedule, HVE has no liabilities or obligations of any nature (whether known or unknown and whether accrued or contingent) except for liabilities or obligations reflected or reserved against in the unaudited balance sheet dated as of December

31, 1998 including the notes thereto (the "HVE Balance Sheet") to be furnished to IN pursuant to Section 5.01(d) and current liabilities incurred in the ordinary course of business consistent with past practice since the date of the HVE Balance Sheet.


     SECTION 1.17.  Absence of Certain Changes or Events.  Except as
                    ------------------------------------
contemplated by this Agreement or as set forth in Schedule 3.08 to the HVE Disclosure Schedule, since December 31, 1998 HVE has conducted its business only in the ordinary course and in a manner consistent with past practice and there has not been: any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of HVE; any material change by HVE in its accounting methods, principles or practices; any declaration, setting aside or payment of any dividends or distributions in respect of shares of HVE Common Stock, or any redemption, purchase or other acquisition by HVE of any of HVE's securities; any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or employees of HVE; any revaluation by HVE of any of its assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; any entry by HVE into any commitment or transaction material to HVE (other than this Agreement and the transactions contemplated hereby); any material increase in indebtedness for borrowed money; or an HVE Material Adverse Effect.

     SECTION 1.18.  Absence of Litigation.  Except as disclosed on Schedule
                    ---------------------
3.09, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of any Seller, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of any Seller, threatened against HVE or any properties or rights of HVE (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which in the aggregate would not have an HVE Material Adverse Effect), and HVE is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of any Seller continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that would not have an HVE Material Adverse Effect.

     SECTION 1.19.  Employee Benefit Plans; Labor Matters.
                    -------------------------------------

          (1) Neither HVE nor any member of any ERISA Group has maintained or contributed to any employee benefit plan (as such term is defined in ERISA
Section 3(3)) during the past five years and neither HVE nor any member of its ERISA Group has any liability under Sections 4063, 4069, 4212(c) or 4204 of ERISA with respect to any such employee benefit plan, and HVE does not maintain and has not contributed to any other retirement, pension, stock option, stock appreciation rights, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, insurance, health, welfare or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding (collectively, the "HVE Benefit Plans"). For purposes of this Agreement, "ERISA Group" means a controlled or affiliated group within the meaning of Code Section 414(b), (c),
(m), or (o) of which HVE is or may be a member.

          (2) No event has occurred and, to the knowledge of any Seller, there exists no condition or set of circumstances, in connection with which HVE or any member of its ERISA Group could be subject to any liability under the terms of any HVE Benefit Plans, ERISA, the Code or any other applicable Law which would have an HVE Material Adverse Effect.

          (3) Neither HVE nor any member of its ERISA Group, including, without limitation, any of its subsidiaries, is or has ever been a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by HVE. There is no pending or threatened labor dispute, strike or work stoppage against HVE which may interfere with the respective business activities of HVE. None of HVE or any of its representatives or employees has committed any unfair labor practices in connection with the operation of the businesses of HVE, and there is no pending or threatened charge or complaint against HVE by the National Labor Relations Board or any comparable state agency. HVE is are in compliance with all applicable wage and hours Laws, age, race, religious and gender anti-discrimination Laws, employee health and safety Laws and all immigration Laws as regards their respective employees and, there is no pending or, to any Seller's knowledge, threatened claim, investigations or proceeding involving any alleged violation of any such Law.

          (4) HVE is not a party to nor is it bound by any severance agreements, programs or policies. Schedule 3.10(d) to the HVE Disclosure Schedule sets forth, and HVE has made available to IN true and correct copies of, all employment agreements with officers or HVE; all agreements with consultants of HVE obligating HVE to make annual cash payments in an amount exceeding $25,000; all non-competition agreements with HVE executed by officers of HVE; and all plans, programs, agreements and other arrangements of HVE with or relating to its directors.

          (5) Neither HVE nor any member of its ERISA Group provides retiree medical or retiree life insurance benefits to any person and (y) HVE is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code and each such HVE Benefit Plan or arrangement may be amended or terminated by HVE at any time without liability.

          (6) Neither HVE nor any member of its ERISA Group including, without limitation, any of its subsidiaries, contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to or has any secondary liability under ERISA Section 4204 to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

     SECTION 1.20.  Taxes.  Except when a failure of any representation made in
                    -----
this Section 3.11 to be true and correct would not result in a liability to HVE in excess of $10,000 in the case of a representation known to any Seller to be untrue or incorrect or $25,000 in the case of a representation not known to any Seller to be untrue or incorrect:

          (1) Except as set forth in Schedule 3.11(a) of the HVE Disclosure
Schedule:

          (1) Except to the extent that the applicable statute of limitations has expired, all Returns required to be filed by or on behalf of HVE have been duly filed on a timely basis with the appropriate Governmental Entities and such Returns (including all attached statements and schedules) are true, correct and complete. Except to the extent that the applicable statute of limitations with respect thereto has expired, all Taxes (as defined in (f) below) have been paid in full on a timely basis, and no other Taxes are payable by HVE with respect thereto for items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Effective Time;

          (2) HVE has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes (including any estimated Taxes and withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign laws) and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over all amounts withheld under applicable Laws;

          (3) HVE has disclosed on its income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662;

          (4) There are no liens on any of the assets of HVE with respect to Taxes, other than liens for Taxes not yet due and payable for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established;

          (5) HVE does not have any liability under Treasury Regulation ' 1.1502-6 or any analogous state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group, other than in the current affiliated group of which HVE is the common parent corporation;

          (6) Except to the extent that the applicable statute of limitations has expired, HVE has made available to IN complete copies of: (i) all federal, state and local, as well as any other taxing authority, income tax, sales and use tax, employment tax and franchise tax returns of HVE for all periods since the formation of HVE and (ii) all tax audit reports, work papers statements of deficiencies, closing or other agreements received by HVE or on its behalf or relating to Taxes;

          (7) HVE does not do business in or derive income from any state, local, territorial or foreign taxing jurisdiction so as to be subject to Return filing requirements of such jurisdiction, other than those for which Returns have been furnished to IN; and

          (8) HVE has never been a subchapter S corporation; the business of HVE has always been conducted by HVE as a subchapter C corporation and the Selling Shareholders have not conducted the business of HVE as an unincorporated entity.

          (2) Except as disclosed in Schedule 3.11(b) of the HVE Disclosure
Schedule:

          (1) There is no audit of any Returns of HVE by a governmental or taxing authority in process, pending or, to the knowledge of any Seller, threatened (formally or informally) and no Governmental Entity of any jurisdiction in which HVE does not file a Return has claimed that HVE is or may be subject to tax in that jurisdiction;

          (2) Except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved, no deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to Taxes of HVE, and no notice (either formally or informally) has been received by HVE that HVE has not filed a Return or paid Taxes required to be filed or paid by it;

          (3) HVE is not a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened (either formally or informally) against it or any of its assets, except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved;

          (4) No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of HVE;

          (5) No action has been taken that would have the effect of deferring any liability for Taxes for IN from any period prior to the Effective Time to any period after the Effective Time;

          (6) There are no requests for rulings, subpoenas or requests for information pending with respect to the Taxes of HVE;

          (7) No power of attorney has been granted by HVE, with respect to any matter relating to Taxes;

          (8) HVE is not and has never been included in an affiliated group of corporations, within the meaning of Section 1504 of the Code;

          (9) HVE is not (nor has it ever been) a party to any tax allocation or sharing agreement between affiliated corporations; and

          (10) The amount of liability for unpaid Taxes of HVE for all periods ending on or before the Effective Time will not, in the aggregate, materially exceed the amount of the liability accruals for Taxes reflected on the HVE Balance Sheet.

          (3) Except as disclosed on Schedule 3.11(c) of the HVE Disclosure
Schedule:

          (1) HVE is not required to treat any of its assets as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code;

          (2) HVE has not issued or assumed any corporate acquisition indebtedness that is subject to Sections 279(a) and (b) of the Code;

          (3) HVE has not entered into any compensatory agreements with respect to the performance of services under which payment would result in a nondeductible expense pursuant Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code;

          (4) No election has been made under Section 338 of the Code with respect to HVE and no action has been taken that would result in any income tax liability to HVE as a result of a deemed election within the meaning of Section 338 of the Code;

          (5) No consent under Section 341(f) of the Code has been filed with respect to HVE;

          (6) HVE has not agreed, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise;

          (7) HVE has not disposed of any property that is presently being accounted for under the installment method;

          (8) HVE is not a party to any interest rate swap or currency swap;

          (9) HVE has not participated in any international boycott as defined in Code Section 999;

          (10) HVE is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes;

          (11) HVE has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state, local or foreign income tax provisions; and

          (12) HVE does not have and has never had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          (4) The books and records of HVE, including the Returns of HVE made available to IN contain accurate and complete information with respect to:

               (1) All material tax elections in effect with respect to HVE;

               (2) The current tax basis of the assets of HVE;

               (3) The current and accumulated earnings and profits of HVE , if any;

               (4) The net operating losses of HVE by taxable year, if any;

               (5) The net capital losses of HVE by taxable year, if any;

               (6) The tax credit carry overs of HVE, if any; and

               (7) The overall foreign losses of HVE under Section 904(f) of the Code that are subject to recapture, if any.

          (5) The Returns provided by HVE to IN contain accurate and complete information with respect to any net operating losses and net operating loss carry forwards, if any, and other tax attributes of HVE , and the extent to which they are subject to any limitation under Code Sections 381, 382, 383, or 384, or any other provision of the Code or the federal consolidated return regulations (or any predecessor provision of any Code Section or the regulations) and, apart from any such limitations and apart from any limitation that would be imposed as a result of the Merger, there is nothing that would prevent HVE from utilizing these net operating losses, net operating loss carry forwards or other tax attributes, if any, as so limited if it has sufficient income.

          (6) (i) For purposes of this Agreement the term "Taxes" shall mean all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profit taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, required to be paid, withheld or collected.

          (1) For the purposes of this Agreement, the term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

     SECTION 1.21.  Tax and Accounting Matters.
                    --------------------------

          (1) Neither HVE nor, to the knowledge of any Seller, any of its affiliates has taken or agreed to take any action, other than any action taken in accordance with the terms of this Agreement, that would prevent the Merger from constituting a tax-free reorganization qualifying under the provisions of
Section 368(a) of the Code.

          (2) HVE has no plan or intention to acquire the IN Common Stock issued in the Merger.

          (3) Subject to Section 8.05(a), HVE and the holders of HVE Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger.

          (4) There is no intercorporate indebtedness existing between HVE and IN that was issued, acquired or will be settled at a discount.

          (5) HVE is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

          (6) Except as contemplated by this Agreement, HVE will take no action prior to the Effective Time to cease operations or, except in the ordinary course of business, dispose of any of its assets of any of its subsidiaries or current lines of business.

     SECTION 1.22.  Certain Business Practices.  To the best of its knowledge,
                    --------------------------
none of HVE, or any directors, officers, agents or employees of HVE has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any other unlawful payment.

     SECTION 1.23.  Environmental Matters.
                    ---------------------

          (1) Except for matters disclosed in Schedule 3.14 to the HVE Disclosure Schedule and except for matters that would not have or are reasonably not likely to have an HVE Material Adverse Effect, to the best knowledge of
Sellers:

          (1) The properties, operations and activities of HVE are in compliance with all applicable Environmental Laws and there are no circumstances which could reasonably be expected to prevent or interfere with their continued compliance with applicable Environmental

Laws.

          (1) HVE and the properties and operations of HVE are not subject to any existing, pending, or, to any Seller's knowledge, threatened civil, criminal or administrative action, suit, claim, notice of violation, investigation, notice of potential liability, request for information, inquiry, demand or proceeding under applicable Environmental Laws.

          (2) HVE has not agreed, whether by contract or by consent agreement with Governmental Entities or private persons, to undertake investigation, clean up, or remedial activities.

          (3) All notices, permits, licenses, or similar authorizations required to be obtained or filed by HVE under any Environmental Laws in connection with any aspect of the business of HVE, including without limitation those relating to the treatment, storage, disposal or discharge of Hazardous Materials, have been duly obtained or filed and will remain valid and in effect after the Merger, and HVE is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

          (4) HVE has not received any notice of noncompliance with respect to any financial responsibility requirements applicable to their operations and imposed by any Governmental Entity under any Environmental Laws.

          (5) There are no physical or environmental conditions existing on any leased property of HVE or resulting from HVE's operations or activities, past or present, at any location, including without limitation, releases and disposal of Hazardous Materials, that would give rise to any on-site or off-site investigation, reporting, or remedial obligations or other Environmental Liability.

          (6) To the extent required by applicable Environmental Laws, all Hazardous Materials generated by HVE have been transported only by persons authorized under applicable Environmental Laws to transport such materials, and disposed of only at treatment, storage and disposal facilities authorized under applicable Environmental Laws to treat, store or dispose of such Hazardous Materials.

          (7) There has been no exposure of any person or property to Hazardous Materials or any release of Hazardous Materials into the environment by HVE or in connection with its present or prior properties or operations that could reasonably be expected to give rise to any Environmental Liability.

          (8) No release or clean up of Hazardous Materials has occurred at HVE leased properties which could reasonably be expected to result in the assertion or creation of any lien on the properties by any governmental body or agency or other Governmental Entity with respect thereto, nor has any such lien been asserted or made by any governmental body, agency or entity with respect thereto.

          (9) The operations of each third party operator of any of HVE properties are in compliance with the terms of this Section 3.14.

          (2) HVE has made available to IN all internal and external environmental audits, studies, documents and correspondence on environmental matters in the possession of HVE, if any, relating to any of the present or prior properties or operations of HVE.

          (3) For purposes of this Agreement, the following terms shall be defined as follows:

          (1) "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations or orders of any Governmental Entity pertaining to pollution, health, safety, or the environment, including, without limitation, the Clean Air Act, the Comprehensive Environmental, Response, Compensation, and Liability Act ("CERCLA"), the Clean Water Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Oil Pollution Act, all as amended, any state laws implementing the foregoing federal laws, any state laws pertaining to, health, safety and waste management including, without limitation, the handling of asbestos, medical waste or disposable products, hydrocarbon products, PCBs or other Hazardous Materials or processing or disposing of wastes or the use, maintenance and closure of pits and impoundments, all other federal, state or local environmental conservation or protection and health and safety laws, and any common law creating liability for environmental conditions. Environmental Laws shall include, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, guidelines, obligations, schedules and timetables contained in Environmental Laws or contained in any regulation, plan, code, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

          (2) "Hazardous Materials" shall mean any materials that are regulated by or form the basis of liability under Environmental Laws, and include, without limitation, asbestos, wastes, including, without limitation, medical wastes or disposable products, hazardous substances, pollutants or contaminants, hazardous or solid wastes, hazardous constituents, hazardous materials, toxic substances, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

          (3) "Environmental Liability" shall mean liabilities, fines, penalties, obligations, consequential damages, responsibilities, response costs, natural resource damages, corrective action costs, reclamation costs, and costs and expenses, known or unknown, absolute or contingent, past, present or future, resulting from any requirement, claim or demand under Environmental Laws or contract.

     SECTION 1.24.  Vote Required.  The only vote or written consent of the
                    -------------
holders of any class or series of HVE capital stock necessary to approve the Merger and adopt this Agreement is the affirmative vote or written consents from the Selling Shareholders.

     SECTION 1.25.  Brokers.  Except as set forth in Schedule 3.16 to the HVE
                    -------
Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HVE. HVE has made or will make available prior to Closing to IN a complete and correct copy of all agreements referenced in Schedule 3.16 to the HVE Disclosure Schedule pursuant to which any such firm or individual will be entitled to any payment relating to the transactions contemplated by this Agreement.

     SECTION 1.26.  Insurance.  Schedule 3.17 to the HVE Disclosure Schedule
                    ---------
will set forth a true and complete listing of all material policies currently in force, and all other policies under which a claim could be made as of the date hereof (i.e., all incurrence-based policies), for fire, products and
        ---
environmental or pollution control liability, general liability, vehicle, workers' compensation, directors and officers' liability, title and other insurance owned or held by or covering HVE or any of its property, assets, or activities, past or present. As of the date hereof, all of such policies are in full force and effect, and HVE has not received any outstanding notice of cancellation or termination with respect to any policy of fire, products or environmental or pollution control liability, general liability, vehicle, workers' compensation, directors' and officers' liability, title and other insurance owned or held by or covering HVE or any of its property, assets, or activities, past or present. To the knowledge of Sellers, neither the Merger nor any of the transactions contemplated hereby shall cause the termination or may form the basis for terminating any such insurance policies or insurance coverages presently maintained by HVE.

     SECTION 1.27.  Properties.  Except as set forth in Schedule 3.18 to the HVE
                    ----------
Disclosure Schedule, except for liens arising in the ordinary course of business after the date hereof and assets disposed of in the ordinary course of business after the date of the HVE Balance Sheet, HVE has good and marketable title free and clear of all liens, the existence of which would have an HVE Material Adverse Effect, to all their material assets, whether tangible or intangible, personal or mixed, reflected in the HVE Balance Sheet as being owned by HVE as of the date thereof or purported to be owned on the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis held under leases by HVE are held under valid instruments enforceable by HVE in accordance with their respective terms. Substantially all of HVE 's equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.
HVE owns no real property and all of HVE 's interests in real property are subject to valid and binding leases, all of which are in full force and effect, are not in breach by HVE or, to any Seller's knowledge, by the lessor thereunder.

     SECTION 1.28.  Certain Contracts and Restrictions.  Other than agreements,
                    ----------------------------------
contracts or commitments listed elsewhere in the HVE Disclosure Schedule,
Schedule 3.19 to the HVE Disclosure Schedule lists, as of the date hereof, each agreement, contract or commitment

(including any amendments thereto) to which HVE is a party or by which HVE is bound (i) involving consideration during the next twelve months in excess of $10,000 or (ii) which is otherwise material to the assets, liabilities, financial condition, results of operations or current or future business of HVE, taken as a whole. As of the date of this Agreement and except as indicated on the HVE Disclosure Schedule, (i) HVE has fully complied with all material terms and conditions of all agreements, contracts and commitments listed in the HVE Disclosure Schedule and all such agreements, contracts and commitments are in full force and effect, (ii) no Seller has any knowledge of any defaults thereunder or any cancellations or modifications thereof, and (iii) such agreements, contracts and commitments are not subject to any memorandum or other written document or understanding permitting cancellation. HVE has provided IN with a true and complete copy of the Shopping Channel Promotional Agreement dated as of September 1, 1997 (the "AOL Agreement") between HVE and America Online, Inc. ("AOL"). The AOL Agreement is in full force and effect and has not been canceled, amended or modified in any way except pursuant to an Addendum dated July 30, 1998. No party to the AOL Agreement has breached any representation, covenant, term or condition thereof, except that certain payments required to be made by HVE pursuant to the AOL Agreement are presently past due, as disclosed in Schedule 3.19.

     SECTION 1.29.  Futures Trading and Fixed Price Exposure.  HVE is not
                    ----------------------------------------
presently engaged in any futures or options trading or is a party to any price, interest rate or currency swaps, hedges, futures or other derivative instruments.

     SECTION 1.30.  Information Supplied.  Without limiting any of the
                    --------------------
representations and warranties contained herein, the representations and warranties of HVE contained in this Agreement and the information set forth in the HVE Disclosure Schedule is complete and accurate and does not contain any untrue statement of material fact, or omit a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

     SECTION 1.31.  Securities Laws Representations.  Without limiting any of
                    -------------------------------
the representations and warranties of Sellers contained herein, each Selling Shareholder hereby acknowledges and agrees with IN that he is familiar with IN assets, business, financial condition, results of operations, and prospects. He is aware of the risks attendant to an investment in the IN Common Stock. He has relied solely upon the independent investigations made by him and his representatives and IN's representations and warranties set forth herein in making a decision to approve the Merger and to acquire the IN Common Stock and has a full understanding and appreciation of the risks inherent in such a speculative investment. In connection with such investigation, he and his advisors, if any, have had the opportunity to ask, to the extent he considered necessary, questions of, and have received answers from, officers of IN concerning the affairs of IN and have had access to reports filed by IN with the Commission (as hereinafter defined), all documents, records, books and additional information which he has deemed necessary to make an informed investment decision to acquire the IN Common Stock. He recognizes that the offer and sale by IN to him of the IN Common Stock has not been registered under the Securities Act or any other domestic or foreign securities laws (the
Securities Act, the Securities                                      -21-

Exchange Act of 1934, as amended (the "Exchange Act"), and any such other applicable domestic and foreign securities laws are hereinafter collectively referred to herein as the "Securities Laws") and, except as set forth in 6.02 hereof, will not be registered under any such Securities Laws, in reliance upon exemptions from the registration requirements thereof. He is acquiring the IN Common Stock solely for his own account for investment and not with a view to, or for offer or resale in connection with, a distribution thereof in violation of any Securities Laws. He understands that the effect of such representations and warranties is that such Stock must be held indefinitely unless the sale or transfer thereof is subsequently registered under applicable Securities Laws or an exemption from such registration is available at the time of the proposed sale or transfer thereof. Except as provided in Section 6.02 hereof, IN is under no obligation to file a registration statement under the Securities Act covering the sale or transfer of the IN Common Stock or otherwise to register such Stock for sale under applicable Securities Laws. Each Selling Shareholder represents and warrants that he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of approving the Merger and investing in the IN Common Stock; he is an "accredited investor" as defined in Rule 501 of Regulation D, in the case of Mandel, based on among other things his ownership of HVE Common Stock; and that the statements contained in this Section 3.22 are true, correct and complete in all material respects and do not omit any material fact necessary to make such statements not misleading. No Selling Shareholder shall make any sale or other disposition of his IN Common Stock unless (a) IN shall have received an opinion of counsel satisfactory in form and substance to it that the sale or other disposition may be made without registration under the then applicable provisions of the Securities Laws and the rules and regulations promulgated thereunder, or (b) such Stock is included in a currently effective registration statement under the Securities Act. No Selling Shareholder has been convicted of any felony or misdemeanor in connection with the purchase and sale of any security or involving the making of any false filing with the Securities and Exchange Commission ("Commission"). No Selling Shareholder nor HVE, nor any officer, director and/or shareholder of HVE, is subject to any order, judgment or decree of any court of competent jurisdiction, temporarily or preliminarily restraining or enjoining, or subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, such person from engaging in or continuing any conduct or practice in connection with the purchase and sale of any security or involving the making of any false filing with the Commission. Each Selling Shareholder agrees to secure and furnish to IN prior to the Effective Time investment representation letters from any other holder of Converted Shares, if any, addressed to IN containing the same representations and warranties made by each Selling Shareholder in this Section 3.22.

     SECTION 1.32.  Intellectual Property.  Schedule 3.23 lists all the
                    ---------------------
registered patents, trademarks, service marks, copyrights, trade names and applications for any of the foregoing owned by HVE, as of the date of this Agreement (the "Registered Intellectual Property"). To Sellers' knowledge, HVE has good and marketable title to the Registered Intellectual Property and has good and marketable title to, or valid licenses or rights to use, all patents, copyrights, trademarks, trade names, brand names, proprietary and other technical information, technology and software (collectively, "Intellectual Property") which are used in the operation of its business as presently conducted, free from any liens and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments or conditions or restrictions, whatsoever, except as set forth on Schedule 3.23. Immediately after the Effective Time, the Surviving Corporation will own or will have the right to use all Intellectual Property free from liens and on the same terms and conditions as in effect prior to the Effective Time. Except as set forth in
Schedule 3.23, there are no claims or proceedings pending or, to any Seller's knowledge, threatened, against HVE asserting that HVE is infringing or engaging in the unauthorized use of any Intellectual Property of any other person or entity. Schedule 3.23 sets forth all agreements and arrangements (i) pursuant to which HVE has licensed Intellectual Property to, or the use of Intellectual Property in other areas permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other person and (ii) pursuant to which HVE has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise). All of the agreements or arrangements to the extent set forth on
Schedule 3.23 (w) are in full force and effect in accordance with their terms and no Seller is aware that any default exists thereunder by HVE or by any other party thereto; (x) are free and clear of liens; and (y) do not contain any change of control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the Merger and the transactions contemplated by this Agreement. HVE has delivered to IN true and complete copies of all agreements and arrangements set forth on Schedule 3.23. There are no royalties, license fees, charges or other amounts payable by, or on behalf of HVE in respect of any Intellectual Property other than as set forth on Schedule 3.23.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF IN

     IN hereby represents and warrants to each Seller that:

     SECTION 1.33.  Organization and Qualifications; Subsidiaries.  IN is a
                    ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a IN Material Adverse Effect. The term "IN Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations or current or future business of IN and its subsidiaries, taken as a whole.

     SECTION 1.34.  Articles of Incorporation and Bylaws.  IN has heretofore
                    ------------------------------------
furnished Sellers with access to a complete and correct copy of the articles of incorporation and bylaws or the equivalent organizational documents as presently in effect of IN. IN is not in violation of any of the provisions of its articles or any material provision of its bylaws.

     SECTION 1.35.  Capitalization.  Except as set forth in Schedule 4.03(a) or
                    --------------
as contemplated by this Agreement, the authorized capital stock of IN consists of 50,000,000 shares of IN Common Stock as of the date hereof, of which 27,753,000 shares are issued and outstanding; and (ii) 5,000,000 shares of series preferred stock, par value $1.00 per share, none of which are issued and outstanding. Except as described in this Section 4.03 or Schedule 4.03(a) of the disclosure schedule to be delivered to HVE by IN and which is attached hereto and made a past hereof (the "IN Disclosure Schedule"), no shares of capital stock of IN are reserved for any purpose. Each of the outstanding shares of capital stock of, or other equity interests in IN is duly authorized, validly issued, and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights created by statue, the charter or bylaws (or the equivalent organizational documents) of IN, or any agreement to which IN is a party or bound, and such outstanding shares or other equity interests owned by IN are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on IN's voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 1.36.  Authority.  IN has all requisite corporate power and
                    ---------
authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by IN and the consummation by IN of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of IN are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by IN and, assuming the due authorization, execution and delivery thereof by each Seller constitutes the legal, valid and binding obligation of IN enforceable against IN in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect. affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.


     SECTION 1.37.  No Conflict: Required Filings and Consents.
                    ------------------------------------------

          (1) The execution and delivery of this Agreement by IN does not, and the consummation of the transaction contemplated hereby will not (i) conflict with or violate the articles of incorporation or bylaws, or the equivalent organizational documents, in each case as amended or restated, of IN, (ii) conflict with or violate any Laws applicable to IN or by which any of its properties is bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of IN pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which IN is a party or by or to which IN or any of its properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payments obligations or liens or encumbrances described in clause (iii) that would not have a IN Material Adverse Effect.

          (2) The execution and delivery of this Agreement by IN does not, and consummation of the Merger will not, require IN to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entity, except for filing appropriate merger documents as required by California Law; and where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, materially interfere with IN's performance of its obligations under this Agreement and would not have a IN Material Adverse Effect.

     SECTION 1.38.  Permits; Compliance.  IN and, to IN's knowledge, each third
                    -------------------
party operator of any of IN's properties, is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents. certificates, approvals and orders necessary to won, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "IN Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of IN, threatened regarding suspension or cancellation of any of the IN Permits, except where the failure to possess, or the suspension or cancellation of, such IN Permits would not have a IN Material Adverse Effect. Except as set forth in Schedule 4.06 to the IN Disclosure Schedule, IN has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that would not have a IN Material Adverse Effect.

     SECTION 1.39.  Financial Statements.
                    --------------------

          (1) Since March 31, 1996, IN and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with (A) the Commission including, without limitation, (1) all Registration Statements filed under the Securities Act, (2) all Annual Reports on Form 10-K, (3) all Quarterly Reports on Form 10-Q, (4) all proxy statements relating to meetings of stockholders (whether annual or special), (5) all Current Reports on Form 8-K and (6) all other reports, schedules, registration statements or other documents (collectively referred to as the "IN Commission Reports") and (B) any applicable state securities authorities and all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have a IN Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.07(a) being referred to herein, collectively, as the "IN Reports"). The IN Reports, including all IN Reports filed after the date of this Agreement and prior to the Effective Time, (x) were or will be prepared in accordance with the requirements of applicable Law (including, with respect to IN Commission Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such IN Commission Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (2) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in IN Commission Reports filed prior to the Effective Time, have been or will be prepared in accordance with the published rules and regulations of the Commission and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (a) to the extent required by changes in generally accepted accounting principles; (b) with respect to IN Commission Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto; and (c) with respect to interim financial statements as may be permitted by Article 10 of Regulation S-X) and fairly present or will fairly present the consolidated financial position of IN and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of IN and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     SECTION 1.40.  Absence of Certain Changes or Events.  Except as disclosed
                    ------------------------------------
in the IN Commission Reports, or in the IN Disclosure Schedule or as contemplated by this Agreement, since September 30, 1998, IN has conducted its business in the ordinary course of business consistent with past practice.
Since September 30, 1998, there has not been (i) any event, change, or effect (including the occurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a IN Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of IN or any redemption, purchase or other acquisition by IN or any of IN's subsidiaries of any of IN's securities or any of the securities of any subsidiary of IN; (iii) any revaluation by IN of its assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (iv) any change by IN in accounting principles or methods, except insofar as may be required by a change in generally accepted accounting principles;(v) a fundamental change in the nature of IN's business; or (vi) a IN Material Adverse Effect.

     SECTION 1.41.  Absence of Litigation.  There is no claim, suit, litigation,
                    ---------------------
proceeding, arbitration or, to the knowledge of IN, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief) pending or, to the knowledge of IN, threatened, against IN or any of its properties or rights (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not have a IN Material Adverse Effect), and IN is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of IN, continuing investigation by, any

Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that would not have a IN Material Adverse Effect.

     SECTION 1.42.  Taxes.   Except as such failure of any representation or
                    -----
warranty made in this Section 4.11 to be true and correct which would not have a IN Material Adverse Effect:

          (1) Except to the extent that the applicable statute of limitations has expired, all Returns required to be filed by or on behalf of IN have been duly filed on a timely basis with the appropriate Governmental Entities and such Returns are true, correct and complete. Except to the extent that the applicable statute of limitations with respect thereto has expired, all Taxes have been duly paid in full or a provision has been made in accordance with generally accepted accounting principles for the payment of all Taxes for all periods covered by such Returns or with respect to any period prior to the Effective Time. IN has disclosed on its income tax returns all positions taken therein which could give rise to a substantial understatement penalty within the meaning of Code Section 6662. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of IN.

          (2) IN has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including any estimated Taxes and the withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld from employee wages and paid over all amounts withheld under applicable laws.

          (3) There is no audit of any of the Returns of IN by a Governmental Entity in process or threatened and there is no material dispute or claim concerning any liabilities for Taxes of IN either raised or reasonably expected to be raised by any taxing authority. There are no liens on any assets of IN with respect to Taxes, other than liens set forth in Schedule 4.11 of the IN Disclosure Schedule for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

          (4) IN has made available to HVE complete copies of (i) all federal income tax returns of IN for all periods open under the statute of limitations for assessments and (ii) examination reports, and statements of deficiencies assessed against IN.

          (5) No consent under Section 341(f) of the Code has been filed with respect to IN.

          (6) IN has not entered into any compensatory agreements with respect to the performance of services under which payment would result in a nondeductible expense pursuant to Section 280G of the Code.

          (7) IN has not agreed, nor is it required to make, prior to the Effective Time, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

          (8) IN has not issued or assumed any corporate acquisition indebtedness that is subject to Sections 279(a) and (b) of the Code.

          (9) The amount of liability for unpaid Taxes of IN for all periods ending on or before the Effective Time will not, in the aggregate, materially exceed the amount of the liability accruals for Taxes reflected on the balance sheet of IN filed in it Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 (the "IN Balance Sheet").

          (10) The tax returns provided by IN to HVE contain accurate and complete information with respect to the net operating losses, net operating loss carry forwards and other tax attributes of IN, and the extent to which they are subject to any limitation under Code Sections 381, 382, 383 or 384, or any other provision of the Code or the federal consolidated return regulations (or any predecessor provision of any Code section or the regulations) and, apart from any such limitations and apart from any limitation that would be imposed as a result of the Merger, there is nothing that would prevent IN from utilizing these net operating losses, net operating loss carry forwards or other tax attributes as so limited if sufficient income were realized.

          (11) IN is not required to treat any of its assets as owned by another person for federal income tax purposes or as tax-exempt bond property or as tax-exempt use property within the meaning of Section 168 of the Code.

     SECTION 1.43.  Tax Matters. Neither IN, nor, to the knowledge of IN, any of
                    -----------
IN's affiliates, has taken or agreed to take any action, including, without limitation, any action taken or to be taken pursuant to this Agreement, that would prevent the Merger from constituting a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code. All of the Merger Consideration to be delivered by IN to the Selling Shareholders herewith shall constitute stock eligible for non-recognition treatment pursuant to Section 354(a) of the Code.

     SECTION 1.44.  NSM Listing.  The IN Common Stock is traded in the NSM, and,
                    -----------
IN has not received any current notice from the NSM or the NASD that it intends to delist the IN Common Stock from the NSM.

     SECTION 1.45.  Certain Business Practices.  To the best of IN's knowledge,
                    --------------------------
none of IN, or any directors, offices, agents or employees of IN has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any other unlawful payment.

     SECTION 1.46.  Environmental Matters    (a) Except for matters that would
                    ---------------------
not have or are reasonably not likely to have a IN Material Adverse Effect, to the best knowledge of IN:

          (1) the properties, operations and activities of IN are in compliance with all applicable Environmental Laws and there are no circumstances which could reasonably be expected to prevent or interfere with their continued compliance with applicable Environmental Laws;

          (2) IN and the properties and operations of IN are not subject to any existing, pending, or, to IN's knowledge, threatened civil, criminal or administrative action, suit, claim, notice of violation, investigation, notice of potential liability, request for information, inquiry, demand or proceeding under applicable Environmental Laws;

          (3) IN has not agreed, whether by contract or by consent agreement with governmental authorities or private persons, to undertaken investigation, clean up, or remedial activities;

          (4) All notices, permits, licenses, or similar authorizations required to be obtained or filed by IN under any Environmental Law in connection with any aspect of the business of IN, including without limitation those relating to the treatment, storage, disposal or discharge of Hazardous Materials, have been duly obtained or filed and will remain valid and in effect after the Merger, and IN is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

          (5) IN has not received any notice of noncompliance with respect to any financial responsibility requirements applicable to its operations and imposed by any Governmental Entity under any Environmental Laws.

          (6) There are no physical or environmental conditions existing on any property of IN or resulting from IN's operations or activities, past or present, at any location, including without limitation, releases and disposal of Hazardous Materials, that would give rise to any on-site or off-site investigation, reporting, or remedial obligations or other Environmental Liability;

          (7) To the extent required by applicable Environmental Laws, all Hazardous Materials generated by IN have been transported only by persons authorized under applicable Environmental Laws to transport such materials, and disposed of only at treatment, storage and disposal facilities authorized under applicable Environmental Laws to treat, store or dispose of such Hazardous Materials;

          (8) There has been no exposure of any person or property to Hazardous Materials or any lease of Hazardous Materials into the environment by IN or in connection with their present or prior properties or operations that could reasonably be expected to give rise to any Environmental Liability;

          (9) No release or clean up of Hazardous Materials has occurred at IN's properties which could reasonably be expected to in the assertion or creation of any lien on the properties by any governmental body or agency with respect thereto, nor has any such lien been asserted or made by any governmental body or agency with respect thereto; and

          (10) The operations of each third party operator of any of IN's properties are in compliance with the terms of this Section 4.15.

          (2) IN has made available to HVE all material internal and external environmental audits, studies, documents and correspondence on environmental matters in the possession of IN relating to any of the present or prior properties or operations of IN.

     SECTION 1.47.  Brokers.  No broker, finder or investment banker is entitled
                    -------
to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IN.

     SECTION 1.48.  Properties.  Except for liens arising in the ordinary course
                    ----------
of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the IN Balance Sheet, IN has good and marketable title free and clear of all liens, the existence of which would have a IN Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the IN Balance Sheet as being owned by IN as of the date thereof or purported to be owned on the date hereof.

     SECTION 1.49.  Certain Contracts and Restrictions.  As of the date of this
                    ----------------------------------
Agreement and except as indicated on the IN Disclosure Schedule, IN has fully complied with all material terms and conditions of all of its material agreements, contracts and commitments and all such agreements, contracts and commitments are in full force and effect, IN has no knowledge of any defaults thereunder or any cancellations or modifications thereof, and such agreements, contracts and commitments are not subject to any memorandum or other written document or understanding permitting cancellation.

     SECTION 1.50.  Information Supplied.  Without limiting any of the
                    --------------------
representations and warranties contained herein, no representation or warranty of IN and no statement by IN or other information contained in or documents referred to in the IN Disclosure Schedule, as of the date of such representation, warranty, statement or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

     SECTION 1.51.  Exempt Transaction.  Assuming the accuracy and completeness
                    ------------------
of Seller's representations and warranties hereunder, and assuming further that IN and Sellers have not taken and will not take any action that would render unavailable the exemption from registration under the Securities Act provided by Rule 506 of Regulation D and Section 4(2) thereof and applicable state securities laws, the shares of IN Common Stock issued as a result of the Merger will be offered and sold pursuant to the registration exemption provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act as a transaction not involving a public offering and the requirements of the applicable state securities laws of the State of California and respective rules and regulations thereunder.

     SECTION 1.52.  No Violation of Securities Laws.  No injunction, stop order,
                    -------------------------------
cease and desist order or other judgment, writ, or decree denying, revoking or suspending the registration of shares of IN Common Stock or prohibiting or restricting the offer or sale of shares of IN Common Stock has been issued and, to the knowledge of IN, there are no private or governmental suits, actions, investigations or other proceedings pending or threatened, seeking such a judgment, order, writ or decree or alleging any violation of Federal or state securities laws.

     SECTION 1.53.  No Investigation.  No formal or informal investigation or
                    ----------------
examination by the Commission or by the securities administrator of any state is pending, or to the knowledge of IN, threatened against IN, or any director, officer or shareholder of IN, or any of its subsidiaries.

     SECTION 1.54.  No Convictions.  Neither IN nor any officer, director or
                    --------------
shareholder of IN or any of its subsidiaries, has been convicted of any felony or misdemeanor in connection with the purchase and sale of any security or involving the making of any false filing with the Commission.

     SECTION 1.55.  No Restraint.  Neither IN nor any subsidiary of IN, nor any
                    ------------
officer, director and/or shareholder of IN or any subsidiary of IN, is subject to any order, judgment or decree of any court of competent jurisdiction, temporarily or preliminarily restraining or enjoining, or subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, such person from engaging in or continuing any conduct or practice in connection with the purchase and sale of any security or involving the making of any false filing with the Commission.

     SECTION 1.56.  Merger Consideration.  The Merger Consideration to be issued
                    ---------------------
to the Selling Shareholders shall be validly and legally issued shares of IN voting common stock, each of which, when issued pursuant to this Agreement, shall be free and clear of liens and encumbrances other than the Repurchase Option and from preemptive rights and other similar rights, fully-paid and non-assessable and shall possess such voting, dividend and liquidation distribution rights equivalent in all respects to the shares of voting common stock of IN which are issued and outstanding on the date hereof.



                                   ARTICLE V

                                   COVENANTS

     SECTION 1.57.  Affirmative Covenants of HVE .  HVE hereby covenants and
                    ----------------------------
agrees that, at or prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by IN, HVE will:

          (1) continue to operate its business in all material respect in the usual and ordinary course, consistent with prior practice and to use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and employees and maintain its relationships with its material customers and suppliers;

          (2) maintain and keep its material properties and assets in as good repair and conditions as at present, ordinary wear and tear excepted, and maintain supplies and inventories of products in quantities consistent with its customary business practice;

          (3) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

          (4) furnish to IN copies of the HVE Financial Statements and HVE Balance Sheet, in the case of the audited HVE Financial Statements, certified by HVE's independent auditors, and the HVE Disclosure Schedule on or prior to the Closing Date; and

          (5) prior to the Closing, HVE shall take all necessary steps to ensure that there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which HVE or any Selling Shareholder is a party relating to the issued or unissued capital stock of HVE or any of its subsidiaries or obligating HVE or any Selling Shareholder to grant, issue or sell any shares of the capital stock of HVE, by sale, lease, license or otherwise.

          (6) take all such steps as are commercially reasonable in order to consummate the Merger and all other transactions contemplated hereby.


     SECTION 1.58.  Negative Covenants of HVE .  Except as expressly
                    --------------------------
contemplated by this Agreement or otherwise consented to in writing by IN, from the date of this Agreement until the Effective Time, HVE will not do, and will not permit any of its subsidiaries to do, any of the foregoing:

          (1) (i) except as set forth on in Schedule 5.02(a) to the HVE Disclosure Schedule, increase the compensation payable to or to become payable to any director or executive officer; (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any employee benefit plan or arrangement; or (iv) except as may be required by applicable law, adopt, amend, or take any other actions with respect to, any HVE Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement;

          (2) except as set forth on Schedule 5.02(b) to the HVE Disclosure Schedule, declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

          (3) except as contemplated by this Agreement, (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (4) except as contemplated by this Agreement, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of outstanding stock options or the vesting of restricted stock in accordance with the terms of outstanding HVE Stock Awards); amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or take any action to accelerate the exercisability of stock options;

          (5) acquire or agree to acquire, by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

          (6) except as disclosed in Schedule 5.02(f) to the HVE Disclosure Schedule, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any except for the sale of inventory or other dispositions in the ordinary course;

          (7) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of HVE or any investment banker, financial advisor, attorney, accountant or other representative retained by HVE to take any such action, and HVE shall promptly notify IN of all relevant terms of any such inquiries and proposals received by HVE or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, HVE shall promptly deliver or cause to be delivered to IN a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving a party hereto or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of a party hereto and its subsidiaries, taken as a whole, (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of a party hereto or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person (other than stockholders as of the date of this Agreement) having acquired beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of a party hereto; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (8) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a Competing Transaction or otherwise under any confidentiality or other agreement, or fail to enforce any such agreement in all material respects;

          (9) adopt or propose to adopt any amendments to its articles of incorporation or bylaws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

          (10) (A) change any of its methods of accounting in effect at December 31,

1998, or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $10,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1998, except in each case, as may be required by Law or generally accepted accounting principles;

          (11) except as set forth in Schedule 5.02(k) of the HVE Disclosure Schedule, incur any obligations for borrowed money or purchase money indebtedness or guarantee, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $10,000 in the aggregate, other than legal fees which shall not exceed $25,000;

          (12) enter into any material arrangement, agreement or contract with any third party which provides for an exclusive arrangement with that third party or is substantially more restrictive on HVE or substantially less advantageous to HVE than arrangements, agreements or contracts existing on the date hereof;

          (13) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of HVE;

          (14) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected on, or reserved against in, or contemplated by, the HVE Balance Sheet (including the notes thereto) of HVE, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

          (15) knowingly take, or agree to commit to take, any action that would make any representation or warranty of HVE contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

          (16) except to the extent described in Schedule 5.02(p) of the HVE Disclosure Schedule, HVE will not engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of HVE's affiliates, including, without limitation, any transactions, agreements, arrangements or understanding with any affiliate or other person covered under Item 404 of Regulation S-K promulgated under the Securities Act, other than pursuant to such agreement, arrangements or understandings existing on the date of this Agreement (which are set forth on Section 5.02(p) of the HVE Disclosure Schedule) or as disclosed in writing to IN on the date hereof or which are contemplated under this Agreement; provided, that HVE provides IN with all information concerning any such agreement, arrangement or understanding that IN may reasonably request;

          (17) except as may be set forth in Schedule 5.02(q) to the HVE Disclosure Schedule, agree to or approve any commitment, including any authorization for expenditure or agreement to acquire property, obligating HVE for an amount in excess of $10,000;

          (18) engage in any futures or options trading or be a party to any price or currency swaps, hedges, futures or derivative instruments; or

          (19) agree in writing or otherwise to do any of the foregoing.

     SECTION 1.59.  Covenants and Consent of the Selling Shareholders.  In lieu
                    -------------------------------------------------
of a meeting of stockholders, the Merger, this Agreement and the transactions contemplated hereby shall be approved upon written consent, without a meeting, in accordance with the provisions of California Law, and the execution and delivery of this Agreement by the Selling Shareholders shall constitute their written consent to the Merger, this Agreement and the consummation of the transactions contemplated hereby for all purposes required by the applicable provisions of California Law in order to approve and effectuate the Merger.
Each Selling Shareholder hereby irrevocably waives any and all rights to assert any dissenters' rights and appraisal rights granted under the provisions of any Law with respect to the Merger, this Agreement or the transactions contemplated hereby. HVE hereby agrees to secure similar proxies and written consents from all other HVE stockholders, if any, and deliver them to IN prior to the Effective Time in sufficient time to meet all applicable procedural requirements of California Law regarding stockholder approval of mergers or other business combinations. Prior to the Closing Date, the Selling Shareholders shall not, directly or indirectly, sell, transfer, convey, encumber, pledge, assign, hypothecate, or otherwise dispose of or lose possession of any of their shares of HVE Common Stock.

     SECTION 1.60.  Affirmative Covenants of IN.
                    ---------------------------

          (1) IN hereby covenants and agrees that, at or prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by HVE, IN will:

          (1) continue to operate its business in all material respects in the usual and ordinary course, consistent with past practice;

          (2) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and IN employees and maintain its relationships with its material customers and suppliers;

          (3) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice;

          (4) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

          (5) take all such steps as are commercially reasonable in order to consummate the Merger and all other transactions contemplated hereby, including, without limitation, securing all requisite consents thereto.


     SECTION 1.61.  Access and Information.
                    ----------------------

          (1) Except for HVE's proprietary product and customer databases, HVE shall afford IN and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "IN Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of HVE and to the books and records thereof and furnish promptly to IN and the IN Representatives such information concerning the business, properties, contracts, records and personnel of HVE (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by IN or such Representatives.

          (2) IN shall (i) afford to HVE and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "HVE Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of IN and to its books and records and
(ii) furnish promptly to HVE and HVE Representatives such information concerning the business, properties, contracts, records and personnel of IN (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by HVE or such Representatives.

          (3) Notwithstanding the foregoing provisions of this Section 5.05, neither party shall be required to grant access or furnish information to the other party to the extent that such access to or the furnishing of such information is prohibited by Law. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are herein contained and each such representation and warranty shall survive such investigation.

          (4) Each of the parties hereto will treat and hold as confidential any information ("Confidential Information") concerning the business and affairs of IN or HVE that is not already generally available to the public, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the party providing such information or destroy, at the request and option of such party, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any party hereto is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such person will notify the other parties promptly of the request or requirement so that the other parties may seek an appropriate protective order or waive compliance with the provisions of this Section 5.05 (d). If, in the absence of a protective order or the receipt of a waiver hereunder, any party hereto is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such person may disclose the Confidential Information to the tribunal; provided, however, that the disclosing person shall
                             --------  -------
use his or its best efforts to obtain, at the request of the other parties, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other parties shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 1.62.  Stockholder Approval.
                    --------------------

          HVE shall, promptly after the date hereof, take all actions necessary in accordance with California Law, and its articles of incorporation and bylaws to solicit written consents of stockholders, to act on this Agreement. HVE shall solicit from stockholders of HVE written consents in favor of the approval and adoption of this Agreement required by California Law and its articles of incorporation and bylaws to approve and adopt this Agreement, the Merger and the consummation of the transactions contemplated hereby.

     SECTION 1.63.  Registration Statement; Information.
                    -----------------------------------

          (1) If at any time IN proposes to register any of its Common Stock under the Securities Act for sale to the public (such sale being hereinafter referred to as a "Public Offering"), except with respect to registration statements on Forms S-4, S-8 or their then equivalents, until such time as the Merger Consideration shall become transferable under the Securities Act pursuant to Rule 144 promulgated thereunder, IN shall give written notice to each Selling Shareholder of its intention to do so. Upon the written request of any Selling Shareholder, received by IN within thirty (30) days after the giving of any such notice by IN to include in the registration statement with respect to such Public Offering (each, a "Piggyback Registration Statement") any of his Merger Consideration (which request shall state the intended method of disposition thereof), IN shall use its best efforts to cause such shares to be included in the securities to be sold in such Public Offering, all to the extent requisite to permit the sale or other disposition by each requesting Selling Shareholder (in accordance with his written request) of his shares.

          (2) Once and only once, as promptly as practicable after the receipt of a written demand from a majority in number of the Selling Shareholders (provided they continue to hold beneficially at least 70,000 issued and outstanding shares of IN Common Stock and such shares are not freely transferable under Rule 144 without any discount in price due to the volume or other limitations imposed by such Rule), IN shall prepare and file with the
Commission a registration statement on Form S-1, S-2 or S-3, or their then equivalent (the "Demand Registration Statement", and together with any Piggyback Registration Statements, the "Registration Statements") registering the shares
of IN Common Stock issued in connection with the Merger.   IN shall use its best
efforts to cause such Demand Registration Statement to be declared effective by the Commission as promptly as practicable.

          (3) IN shall furnish each Selling Shareholders whose shares are being registered on any Registration Statement with a reasonable number of copies of the prospectus included in such Registration Statement for use in connection with any sales of his shares as soon as practicable after such Registration Statement is declared effective by the Commission. IN agrees to bear all of the costs associated with the preparation and filing of any Registration Statement, including all filing fees, legal, accounting and printing costs but shall not be required to pay the legal or accounting costs or underwriting fees and expenses, if any, incurred by any Selling Shareholder. If a Demand Registration Statement is on Form S-1 or S-2, IN shall prepare and file with the Commission all Post-Effective Amendments necessary to keep such Registration Statement current for the period ending on the earlier of (i) the sale of all the shares of IN Common Stock included in such Registration Statement or (ii) the second anniversary of the Effective Time. The inclusion of any Selling Shareholders shares of IN Common Stock in any Registration Statement shall be contingent upon the receipt from such Selling Shareholder of all such information required to be disclosed in the Registration Statement under the Securities Act by the Selling Shareholder pursuant to applicable rules and regulations promulgated by the Commission.

          (4) IN hereby represents and warrants to each Selling Shareholder that the information contained in any Registration Statement including Merger Consideration (other than information to be furnished by the Selling Shareholders) shall not, at the time the Registration Statement is declared effective by the Commission mailed to IN stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that IN is responsible for filing with the Commission in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (5) Each Selling Shareholder represents and warrants to IN that the information to be supplied by such Selling Shareholder for inclusion any Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (6) If any offering of IN Common Stock pursuant to a Registration Statement is an underwritten public offering and the managing underwriter determines in good faith and advises IN in writing that the number of shares of IN Common Stock which IN proposes to offer under such Registration Statement, together with the Merger Consideration and other shares of Common Stock requested to be included in such Registration Statement by the holders of securities having registration rights similar to those of this Section 6.02, exceeds the number of shares of equity securities it is advisable to offer and sell at such time, then the number of shares to be sold by IN, each Selling Shareholder and such other shareholders shall be reduced pro-rata; provided that the number of shares to be sold by IN, each requesting Selling Shareholder and such other shareholders after such reduction shall be allocated among IN, each requesting Selling Shareholder and such other shareholders such that IN shall have the right to have offered no less than 75% of the original number of shares proposed or requested by IN to be registered. Notwithstanding the foregoing provisions, IN may withdraw any Piggyback Registration Statement referred to in this Section 6.02 without thereby incurring any liability to any Selling Shareholder provided that IN withdraws the entire registration statement to which such Piggyback Registration Statement relates.

     SECTION 1.64.  Appropriate Action; Consents; Filings; Indemnification.
                    ------------------------------------------------------

          (1) HVE and IN shall each use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement,
(ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by IN or HVE in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (B) any other applicable Law; provided that IN and HVE shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to such filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. HVE and IN shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including, without limitation, all information required to be included in the Registration Statement) in connection with the transactions contemplated by this Agreement.

          (2) IN and HVE agree to cooperate with respect to, and shall cause each of their respective subsidiaries to cooperate with respect to, and agree to use all reasonable efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of IN and HVE also agree to take any and all actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event shall IN be required to take any action that would or could reasonably be expected to have a IN Material Adverse Effect, and HVE shall not be required to take any action which would or could reasonably be expected to have an HVE Material Adverse Effect.

          (3) Each of IN and HVE shall promptly notify the other of (w) any material change in its current or future business, assets, liabilities, financial condition or results of operations, (x) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to its business or the transactions contemplated hereby, (y) the institution or the threat of material litigation involving it or any of its subsidiaries or (z) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Effective Time. As used in the preceding sentence, "material litigation" means any case, arbitration or adversary proceeding or other matter which would have been required to be disclosed on the HVE Disclosure Schedule pursuant to Section
3.09 or the IN Disclosure Schedule pursuant to Section 4.09, as the case may be, if in existence on the date hereof, or in respect of which the legal fees and other costs to HVE might reasonably be expected to exceed $10,000 over the life of the matter or to IN (or its subsidiaries) might reasonably be expected to exceed $10,000 over the life of the matter.

          (4) In the event of any threatened, pending or completed claim, action, suit, investigation or any legal, administrative or other proceeding ("proceeding") by any governmental entity or other person which questions the validity or legality of the transactions contemplated by this Agreement or seeks to enjoin, restrain or prohibit such transactions, or seeks damages in connection therewith, whether before or after the Effective Time of the Merger, IN and IN agree, to the fullest extent permissible by law, to vigorously defend and respond thereto.

     SECTION 1.65.  Tax and Accounting Treatment.  Each party hereto shall use
                    ----------------------------
all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions that could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code or from qualifying for the "pooling of interests" method of accounting as provided in APB 16.

     SECTION 1.66.  Public Announcements.  Neither party shall issue any press
                    --------------------
release or otherwise make any public statements with respect to the Merger without the approval of the other.

     SECTION 1.67.  No Interference.  Pending the Closing, neither party shall
                    ---------------
take any action which would unreasonably be expected to interfere with the business or operations of the other.

     SECTION 1.68.  Form D Filing.  At or immediately after the Closing, IN
                    -------------
shall file with the Commission an appropriately completed, dated and executed Form D reflecting the issuance of the Merger Consideration.


                                  ARTICLE VII

                               CLOSING CONDITIONS

     SECTION 1.69.  Conditions to Obligations of Each Party Under This
                    --------------------------------------------------
Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable Law:

          (1) No Order.  No Governmental Entity or federal or state court of
              --------
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (2) Governmental Approvals.  All approvals, waivers and/or consents
              ----------------------
required to be issued by any Governmental Entity or otherwise respecting the Merger, this Agreement and the consummations of the transactions contemplated hereby shall have been timely obtained.

     SECTION 1.70.  Additional Conditions to Obligations of IN.  The obligations
                    ------------------------------------------
of IN to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by IN, in whole or in part, to the extent permitted by applicable law:

          (1) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of Sellers contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). IN shall have received a certificate of the President and the Chief Financial Officer of HVE and each Selling Shareholder, dated the Closing Date, to such effect.

          (2) Agreements and Covenants.  Sellers shall have performed or
              ------------------------
complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including, without limitation, the receipt of the approval and adoption by the requisite vote of the HVE stockholders of the Merger, this Agreement and the consummation of the transactions contemplated thereby. IN shall have received a certificate of the President and the Chief Financial Officer of HVE and each Selling Shareholder, dated the Closing Date, to such effect.

          (3) Material Adverse Change.  Since the date of this Agreement, there
              -----------------------
shall have been no change, occurrence or circumstance in the current or future business, assets, liabilities, financial condition or results of operations of HVE having or reasonably likely to have, individually or in the aggregate, an HVE Material Adverse Effect. IN shall have received a certificate of the President and the Chief Financial Officer of HVE, and Mandel, dated the Closing Date, to such effect.

          (4) Absence of Regulatory Conditions.  There shall not be any action
              --------------------------------
taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of IN, to the continuing operation of the current or future business of HVE, which imposes any condition or restriction upon IN or the business or operations of HVE which, in the reasonable business judgment of IN, would be materially burdensome in the context of the transactions contemplated by this Agreement.

          (5) HVE Counsel's Opinion. IN shall have received from Raiskin &
              ---------------------
Revitz, a favorable opinion dated the Closing Date in form and substance reasonably satisfactory to IN and its counsel.

          (6) Withholding. HVE must not have determined to withhold any amount
              -----------
from the Merger Consideration pursuant to the tax withholding provisions of section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

          (7) Dissenters' Rights.  No dissenters' rights have been asserted by
              ------------------
any HVE stockholders.

          (8) HVE Financial Statements and Balance Sheet.  HVE shall have
              ------------------------------------------
furnished IN with the IN Financial Statements and HVE Balance Sheet, each certified by HVE's independent auditors, and the HVE Disclosure Schedule at the Closing Date which shall be reasonably satisfactory in form and substance to IN.

          (9) Stockholder Approval.  The Merger, this Agreement and the
              --------------------
consummation of the transactions contemplated hereby shall have been approved and adopted upon written consent of the stockholders of HVE.

          (10) Resignations.  IN shall have received the resignations of  David
               ------------
Mandel, Jeffrey D. Segal and Gordon D. Barker as directors of HVE, effective on or prior to the Effective Time.

     SECTION 1.71.  Additional Conditions to Obligations of Sellers.  The
                    -----------------------------------------------
obligations of Sellers to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Sellers, in whole or in part, to the extent permitted by applicable law:

          (1) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of IN contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). HVE shall have received a certificate of the President and the Chief Financial Officer of IN, dated the Closing Date, to such effect.

          (2) Agreements and Covenants.  IN shall have performed or complied
              ------------------------
with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (3) Material Adverse Change.  Since the date of this Agreement, there
              -----------------------
shall have been no change, occurrence or circumstance in the current or future business, assets, liabilities, financial condition or results of operations of IN or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a IN Material Adverse Effect.

          (4) Absence of Regulatory Conditions.  There shall not be any action
              --------------------------------
taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of HVE, to the continuing operation of the current or future business of IN, which imposes any condition or restriction upon IN or the business or operations of IN which, in the reasonable business judgment of HVE, would be materially burdensome in the context of the transactions contemplated by this Agreement.

          (5) IN Disclosure Schedule.  IN shall have furnished HVE with the IN
              ----------------------
Disclosure Schedule which shall be reasonably satisfactory in form and substance to HVE.

          (6) Employment Agreement.  IN shall have executed and delivered to
              --------------------
Mandel at the Closing an Employment Agreement, dated the Closing Date, in substantially the form of Exhibit D.

          (7) IN Counsel's Opinion.  HVE shall have received from Gay Harwin,
              --------------------
Esq. a favorable opinion dated the Closing Date in form and substance reasonably satisfactory to HVE and its counsel.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 1.72.  Termination.  This Agreement may be terminated at any time
                    -----------
prior to the Effective Time:

          (1)  by mutual consent of IN and HVE;

          (2) by IN, upon a material breach of any representation, warranty, covenant or agreement on the part of HVE set forth in this Agreement, or if any representation or warranty of HVE shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) of this Agreement, as the case may be, would be incapable of being satisfied by February 28, 1999 (or as otherwise extended as described in Section 8.01(e)); provided, that in any case, a wilful breach shall be deemed to cause such condition as to be incapable of being satisfied for purposes of this Section 8.01(b);

          (3) by HVE, upon a material breach of any representation, warranty, covenant or agreement on the part of IN set forth in this Agreement, or if any representation or warranty of IN shall have become untrue, in either case such that the conditions set forth in Section 7.03, (a) or Section 7.03(b) of this Agreement, as the case may be, would be incapable of being satisfied by February 28, 1999 (or as otherwise extended as described in Section 8.01(e)); provided, that in any case, a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of Section 8.01(c);

          (4) by either IN or HVE, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order to terminate this Agreement has not complied with its obligations under Section 6.03(b) of this Agreement;

          (5) by either IN or HVE, if the Merger shall not have been consummated before February 28, 1999; provided, however, that this Agreement may be extended by written notice of either IN or HVE to a date not later than March 15, 1999, if the Merger shall not have been consummated as a direct result of HVE or IN having failed by February 28, 1999 to receive all required regulatory approvals or consents with respect to the Merger; or

          (6) by IN, if this Agreement and the Merger shall fail to be approved and adopted by the requisite numbers of stockholders of HVE in accordance with California Law.

          The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

     SECTION 1.73.  Effect of Termination.  Except as provided in Section 8.05
                    ---------------------
or Article IX of this Agreement, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of IN or HVE to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party of any liability for any material breach of such party's covenants or agreements contained in this Agreement, or any willful breach of such party's representations or warranties contained in this Agreement.

     SECTION 1.74.  Amendment.  This Agreement may be amended by the parties
                    ---------
hereto at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of HVE, no amendment, which under applicable Law may not be made without the approval of the stockholders of HVE, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 1.75.  Waiver.  At any time prior to the Effective Time, any party
                    ------
hereto may extend the time for the performance of any of the obligations or other acts of the other party hereto, waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 1.76.  Fees, Expenses and Other Payments.
                    ---------------------------------

          (1) Except as provided in Section 8.05(c) of this Agreement, in the event the Merger is not consummated all Expenses (as defined in paragraph (b) of this Section 8.05) incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such Expenses.

          (2) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, and all other matters related to the consummation of the transactions contemplated hereby.

          (3) If the Merger is consummated, IN shall pay any sales or transfer taxes payable with respect to the exchange and surrender of the HVE Shares.


                                   ARTICLE IX

                                INDEMNIFICATION

     SECTION 1.77.  Survival of Representations and Warranties.  Except to the
                    ------------------------------------------
extent otherwise specified herein to the contrary, the rights of the respective parties hereto to enforce or assert a claim for breach of any of the representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter terminate and expire with respect to any theretofore unasserted claim by IN against any Selling Shareholder for indemnification pursuant to Section
9.02 hereof, or with respect to any
theretofore unasserted claim by any Selling Shareholder against IN for indemnification pursuant to Section 9.03 hereof, on the date which is twenty-four (24) months after the Closing Date, except for the representations and warranties contained in Sections 3.01, 3.02, 3.11, 3.12, 3.13, 3.14, 3.22, 4.11
and 4.24 and the provisions of Sections 5.05(d), 6.02, 8.02, 8.05 and this
Article IX, which shall survive and continue in full force and effect as provided therein until the expiration of the applicable statute of limitation. Notwithstanding the foregoing, the right to enforce or assert a claim for damages for breach of any representation, warranty, covenant or agreement in respect of which indemnity may be sought under Section 9.02 or 9.03 shall survive the time at which it would otherwise terminate if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The right to indemnification, payment of Losses (as defined below) or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement on the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants and obligations. In respect of any matter for which indemnification may be claimed hereunder, no claim for indemnification hereunder of less than $1,000 shall be made unless and until the aggregate amount of such claims against IN or any Selling Shareholder exceeds $15,000, in which case such aggregate amount, and any subsequent such claims, may be claimed hereunder.

     SECTION 1.78.  Indemnification of IN.  (a) Subject to the provisions of
                    ---------------------
Section 9.01, each Selling Shareholder (other than Barker, with respect to whom the Indemnity provisions hereunder are limited to Barker's express representaions in this Agreement) hereby agrees, individually with respect to the representations with respect to the Selling Shareholders set forth in Sections 3.03(c), 3.04, 3.05 and 3.22, and jointly and severally with respect to all other representations and covenants, to indemnify and hold IN and its officers, directors, employees, agents, attorneys and other representatives (collectively, "Representatives"), stockholders and controlling persons harmless against any and all damages, losses, settlement payments, liabilities, judgments, penalties, interest, and reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Losses")) suffered, sustained, incurred or required to be paid by IN or its Representatives, stockholders or controlling persons, and affiliates relating to, arising, directly or indirectly, out of, or in connection with:

     (a) the claims of brokers or finders hired by or claiming to have been hired by any Seller; or

     (b) the breach of any representation or warranty made by any Seller in this Agreement either when made or as if such representation or warranty were made on and as of the Closing Date (in each case, without giving effect to any supplement to the Schedules made after the date hereof), or breach of any covenant or agreement of any Seller contained in this Agreement.

     (c) The remedies provided in this Section 9.02 shall not be exclusive of or limit any other remedies that may be available to any Indemnified Party (as defined below in Section 9.04).

Notwithstanding any other provision of this Agreement, the Indemnity obligations of each of the Selling Shareholders shall be limited to the amount of Merger Consideration actually received by such Selling Shareholder.

     SECTION 1.79.  Indemnification of Sellers.  Subject to the provisions of
                    --------------------------
Section 9.01, IN hereby agrees to indemnify and hold each Selling Shareholder and its Representatives harmless against any and all Losses suffered, sustained, incurred or required to be paid by such Selling Shareholder and its Representatives relating to, arising, directly or indirectly, out of, or in connection with:

          (i) the claims of brokers or finders hired by or claiming to have been hired by IN; or

          (ii) the breach by IN of any of its obligations under this agreement or the breach by IN of any of the representations, warranties or covenants of IN hereunder.

     SECTION 1.80.  Notice to Indemnifying Party.  Promptly after any Selling
                    ----------------------------
Shareholder or IN, as the case may be, (i) receives notice of any claim or the commencement of any investigation, action or proceeding against any of them or
(ii) has knowledge of any claim, investigation, action or proceeding brought against them, or of circumstances which are likely to give rise to any such claim, investigation, action or proceeding, or rights to indemnification hereunder, such party (the "Indemnified Party") shall, if a claim for reimbursement or setoff with respect thereto is to be made against a party hereto obligated to provide indemnification (the "Indemnifying Party") under
Section 9.02 or 9.03 above or Section 9.06 below, give the Indemnifying Party written notice of such claim, threatened claim or circumstances or of the commencement of such investigation, action or proceeding. Such written notice shall be given within thirty (30) days after receipt of written notice, or a summons and complaint or other legal process, or within sixty (60) days after receipt of knowledge of any other claim, investigation, action or proceeding or of circumstances which are likely to give rise to any such claim, investigation, action or proceeding or rights to indemnification hereunder. The failure to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party hereunder, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by such failure by the Indemnifying Party to give such notice.

     SECTION 1.81.  Compromise of Claims.  (a) If a claim under this Article IX
                    --------------------
involves a claim by a third party against the Indemnified Party, the Indemnifying Party shall have thirty (30) days after receipt of written notice thereof to decide whether the Indemnifying Party will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party may cooperate with it in connection therewith; provided, that the Indemnified Party
                                           --------
may participate in such settlement or defense
through counsel chosen by it; and provided further, that the fees and expenses
                                  -------- -------
of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent, which shall not be unreasonably withheld, unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party, (B) the sole relief provided is monetary damages and (C) such compromise or settlement does not contemplate or result in any monetary damages that are to be paid by the Indemnified Party; and
(iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any proceeding and the Indemnifying Party does not, within ten days after the Indemnifying Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such proceeding, the Indemnifying Party will be bound by any determination made in such proceeding or any compromise or settlement effected by the Indemnified Party.

          (b) The Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this
Article IX, including, but not limited to, providing the other party with reasonable access to physical facilities and offices, books and records and employees and officers (including as witnesses) and other information.

          (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such proceeding, but the Indemnifying Party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which shall not be unreasonably withheld).

          (d) Each Indemnifying Party hereby consents to the non-exclusive jurisdiction of any court in which a proceeding is brought by a third party against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such proceeding or the matters alleged therein, and agrees that process may be served on such Indemnifying Party with respect to such a claim anywhere in the world.

     SECTION 1.82.  Right of Set-Off.  Upon notice to the Selling Shareholders
                    ----------------
specifying in reasonable detail the basis for such set-off, IN may set off any amount to which it may be entitled under this Article IX against amounts otherwise payable to any Selling Shareholder hereunder as Merger Compensation. The exercise of such right of set-off by IN in good faith will not constitute a breach of this Agreement. In the event that IN shall exercise its right of set off hereunder with respect to a portion of the Merger Consideration (the "Set-Off Shares"), and it is finally determined by a court of competent jurisdiction (including all appellate counts) that IN is not, in fact, entitled to the Set-Off Shares under this Article IX, then IN shall issue the Set-Off Shares to the Selling Shareholders, together with additional shares of IN Common Stock in the amount equal to 10% of the amount of the Set-Off Shares, such additional shares to serve as liquidated damages for the delay suffered by the Selling Shareholders in receiving their Set-Off Shares. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit IN in any manner in the enforcement of any other remedies that may be available to it; nor will the exercise, failure to exercise or existence of IN's right hereunder to exercise such right of set-off prejudice in any way the adjudication of the merits of any claim asserted by IN in any subsequent proceeding. Nothing contained herein shall prevent the Selling Shareholders from seeking or obtaining all of their damages from IN as a result of the wrongful set-off by IN of the Set-Off Shares.

                                   ARTICLE X
                               GENERAL PROVISIONS


     SECTION 10.01.  Notices.  All notices and other communications given or
                     -------
made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally or by air courier, or mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by facsimile transmission to the telecopier number specified below (to be followed promptly by personal or air courier delivery or mailing as hereinafter provided):

If to IN, to:

                         10549 W. Jefferson Blvd.
                         Culver City, CA  90232
                         Attn:  Mr. Klee Irwin
                         Facsimile Number: (310) 202-9454

          with copy to:  Satterlee Stephens Burke & Burke LLP
                         230 Park Avenue, Suite 1130
                         New York, NY 10169
                         Attn: Peter A. Basilevsky, Esq.
                         Facsimile Number: (212) 818-9606

If to HVE or Mandel, to:

                         David Mandel
                         5751 Uplander Way
                         Culver City, CA 90230
                         Facsimile: (310) 645-9808

If to Segal to:
                         Jeffrey D. Segal, Esq.
                         10390 Santa Monica Boulevard, 4/th/ Floor
                         Los Angeles, CA 90025
                         Facsimile (310) 788-3925

If to Barker to:
                         Gordon D. Barker
                         150 N.W. 86/th/ Avenue
                         Portland, OR 97229
                         Facsimile (503) 297-7246


with copy of Notices to HVE, or any of the Selling Shareholders to:

                         Law Offices of Raiskin & Revitz
                         10390 Santa Monica Boulevard, 4/th/ Flr.
                         Los Angeles, California 90025-5058
Attn:  Dan Raiskin, Esq.
                         Facsimile Number: (310) 556-2100




     SECTION 10.02.  Certain Definitions.  For the purposes of this Agreement,
                     -------------------
the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) a person shall be deemed a "beneficial owner" of or to have "beneficial ownership" of HVE Common Stock or IN Common Stock, as the case may be, in accordance with the interpretation of the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof; provided that a person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, HVE Common Stock or IN Common Stock, as the case may be, that such person or any affiliate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

          (c) "business day" means any day other than a day on which banks in the State of California are authorized or obligated to be closed;

          (d) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

          (e) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of IN or HVE, as the case may be, has actual knowledge of such matter;

          (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

     SECTION 10.03.  Headings.  The headings contained in this Agreement are for
                     --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

     SECTION 10.04.  Severability.  If any term or other provision of this
                     ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10.05.  Entire Agreement.  This Agreement (together with the
                     ----------------
Exhibits, the IN Disclosure Schedule and the HVE Disclosure Schedule) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, including that certain Letter of Intent dated January 23, 1999, both written and oral, among the parties or between any of them, with respect to the subject matter hereof.

     SECTION 10.06.  Assignment.  This Agreement shall not be assigned by
                     ----------
operation of law or otherwise.

     SECTION 10.07.  Parties in Interest.  This Agreement shall be binding upon
                     -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.08.  Failure or Indulgence Not Waiver; Remedies Cumulative.  No
                     -----------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 10.09.  Governing Law.  This Agreement shall be governed by, and
                     -------------
construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 10.10.  Counterparts.  This Agreement may be executed in multiple
                     ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.11 Legal Fees.  In the event of any dispute or disagreement
                   ----------
arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs.

     SECTION 10.12 Facsimile Signatures.  If a copy or counterpart of this
                   --------------------
Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document will for all purposes be treated as if manually signed by the party whose facsimile signature appears.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    IRWIN NATURALS/4HEALTH, INC.



                                    By:/s/Klee Irwin
                                       --------------------------------------
                                         Name:  Klee Irwin
                                         Title:  President



                                    By:/s/Daniel Martin
                                       --------------------------------------
                                         Name:  Daniel Martin
                                         Title:  Secretary


                                    HEALTH & VITAMIN EXPRESS, INC.



                                    By:/s/David Mandel
                                       --------------------------------------
                                         Name:  David Mandel
                                         Title:  President



                                    By:/s/Jeffrey D. Segal
                                       --------------------------------------
                                         Name:  Jeffrey D. Segal
                                         Title:  Secretary


                                    /s/David Mandel
                                    -----------------------------------------
                                         David Mandel


                                    /s/Jeffrey D.  Segal
                                    -----------------------------------------
                                         Jeffrey D. Segal


                                    /s/Gordon D. Barker
                                    -----------------------------------------
                                         Gordon D. Barker

     Schedule 1.05

     Director's and Officers of the surviving corporation


     Sole Director            Klee Irwin

     President, Secretary     Klee Irwin
     and Treasurer

                                                                       Exhibit A
                                                                       ---------

                              AGREEMENT OF MERGER
                                       OF
                         HEALTH & VITAMIN EXPRESS, INC.
                           (A California Corporation)
                                 WITH AND INTO
                                 HEALTHZONE.COM
                           (A California Corporation)



     This Agreement of Merger is entered into by HEALTH & VITAMIN EXPRESS, INC., a California corporation (hereafter the "Merging Corporation"), and HEALTHZONE.COM, a California corporation (hereafter the "Surviving Corporation").


     1.  The Merging Corporation shall be merged into the Surviving Corporation.


     2. Each outstanding share of the Merging Corporation shall be converted into shares of common voting stock of IRWIN NATURALS/4 HEALTH, INC., a Utah corporation, which is the parent corporation of the Survivor Corporation, subject to and in accordance with the terms and provisions of that certain Agreement and Plan of Merger dated as of February 15, 1999.


     3. The outstanding shares of the Surviving Corporation shall remain outstanding and are not affected by the merger.


     4. The Merging Corporation shall from time to time, as and when requested by the Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.


     5. The effect of the merger and the effective date of the merger are as prescribed by law.

     IN WITNESS WHEREOF, the parties have executed this Agreement.


                              HEALTH & VITAMIN EXPRESS,
                              a California corporation



                              By:   ______________________________
                                    David Mandel, President



                              By:   ______________________________
                                    Jeffrey D. Segal, Secretary


                              HEALTHZONE.COM, a California corporation



                              By:   ______________________________
                                    Klee Irwin, President



                              By:   ______________________________
                                    Klee Irwin, Secretary